SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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The Charles Schwab Corporation

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March 27, 2015

Dear Fellow Stockholders,

We cordially invite you to attend our 2015 Annual Meeting of Stockholders to be held on Wednesday, May 13, 2015, at 2:00 p.m. Pacific Time. The annual meeting will be held at www.schwabevents.com/corporation, or you also may attend in person at 211 Main Street, San Francisco, California. Please follow the registration instructions as outlined in this proxy statement to attend the meeting either virtually via the internet or in person.

At the annual meeting, we will conduct the items of business outlined in this proxy statement. We also will report on our corporate performance in 2014 and answer your questions.

Your vote is important. We encourage you to read this proxy statement carefully and to vote your shares as soon as possible, even if you plan to attend the meeting. Voting instructions are contained on the proxy card or voting instruction form that you received with this proxy statement.

We look forward to your participation.

Sincerely,

CHARLES R. SCHWAB	WALTER W. BETTINGER II
CHAIRMAN	PRESIDENT AND CHIEF EXECUTIVE OFFICER

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PROXY SUMMARY

This summary highlights information contained in the proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 13, 2015
Time:	2:00 p.m., Pacific Time
Location:	www.schwabevents.com/corporation or
211 Main Street, San Francisco, California
Record Date:	March 16, 2015
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.
Registration:	Please follow the advance registration instructions contained in the proxy statement on page 1.

VOTING PROPOSALS

	Board Recommendation	Page
Election of Directors
Nancy H. Bechtle	For	2
Walter W. Bettinger II	For	2
C. Preston Butcher	For	2
Christopher V. Dodds	For	2
Mark A. Goldfarb	For	2
Ratification of Independent Auditors	For	16
Advisory Approval of Named Executive Officer Compensation	For	19
Approval of Corporate Executive Bonus Plan	For	51
Stockholder Proposal on Political Contributions	Against	55
Stockholder Proposal on Lobbying Payments	Against	56
Stockholder Proposal on Annual Disclosure of EEO-1 Data	Against	58
Stockholder Proposal on Accelerated Vesting upon a Change in Control	Against	61
Stockholder Proposal on Vote Tabulation	Against	63

DIRECTOR NOMINEES

We ask that you vote for the election of Nancy H. Bechtle, Walter W. Bettinger II, C. Preston Butcher, Christopher V. Dodds and Mark A. Goldfarb. The following table provides summary information on these nominees; complete biographical information is contained in the proxy statement.

Name	Age	Director Since	Occupation	Skills	Independent	Committees
Nancy H. Bechtle	77	1992	Chairman, Sugarbowl Corporation	Leadership skills and financial experience	X	Compensation Nominating

Walter W. Bettinger II	54	2008	President and Chief Executive Officer, The Charles Schwab Corporation	Financial services expertise and leadership experience

C. Preston Butcher	76	1988	Chairman and Chief Executive Officer, Legacy Partners	Leadership skills and experience in complex financial transactions	X	Audit Nominating

Christopher V. Dodds	55	2014	Senior Advisor, The Carlyle Group	Leadership skills, knowledge of the financial services industry, and financial and accounting experience	X	Audit Nominating Risk

Mark A. Goldfarb	63	2012	Managing Director, BDO	Financial and operational leadership experience	X	Audit Nominating

INDEPENDENT AUDITORS

We ask that you ratify the appointment of Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) as the company’s independent registered public accounting firm for the 2015 fiscal year. While the Audit Committee has the sole authority to retain the independent auditors, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the 2015 fiscal year.

Fees for services provided by Deloitte in the last two fiscal years were:

	2014	2013
	(amounts in millions)
Audit Fees	$7.6	$6.5

Audit-Related Fees	2.3	2.0

Tax Fees	0.1	0.1

All Other Fees	None	None

Total	$10.0	$8.6

EXECUTIVE COMPENSATION

We ask you to approve on an advisory basis the compensation of our named executive officers, i.e., the Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated executive officers. The advisory approval of named executive officer compensation is required by federal law, and while the vote is not binding, the Compensation Committee considers the vote as part of its evaluation of executive compensation programs.

2014 Executive Compensation Highlights

In 2014, our management team continued to pursue its strategy of providing our clients – individual investors, registered investment advisors and employers – with advice and services to help them achieve their financial goals. This investment in clients combined with expense discipline resulted in total client assets of $2.46 trillion, a pre-tax profit margin of 34.9% and revenue growth of 11%. Earnings per share (EPS) was $0.95 (up 22% over the prior year), and return on common equity (ROCE) was 12% (up from 11% the prior year).

The company’s compensation programs are designed to link pay to the long-term performance of the company. Key elements of 2014 compensation included:

Element	Form	Terms	Objectives

Base Salary	• Cash	• Reviewed annually	• Attract, motivate and retain executives

Annual Incentives	• Cash	• Subject to satisfaction of performance criteria	• Attract, motivate and retain executives • Reward executives for individual performance • Link pay with company financial performance

Long-Term Incentives	• Performance-based restricted stock units • Stock options	• Restricted stock units vest 25% per year subject to satisfaction of performance criteria • Stock options generally vest 25% per year and have a ten-year term	• Attract, motivate and retain executives • Reward executives for individual performance • Link pay with company financial performance • Align with long-term interests of stockholders

Financial performance in 2014 reflected the company’s business momentum and exceeded the target set for EPS for annual cash incentive awards. Based on these results, the Compensation Committee approved funding at 112.6% of the target award for the named executive officers for annual cash incentives. The performance goal for performance-based restricted stock units (PBRSUs) granted in 2014 was based on ROCE divided by cost of equity capital (COE) to align the executives’ incentives with the long-term interests of stockholders. These units vest only if the performance goals are satisfied for the annual performance period.

Summary compensation information for the named executive officers in 2014 is contained in the following table. As discussed in the proxy statement, these amounts are presented in accordance with accounting assumptions and Securities and Exchange Commission rules, and the amount that the executive actually receives may vary substantially from what is reported in the equity columns of the table.

2014 SUMMARY COMPENSATION

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Walter W. Bettinger II President and Chief Executive Officer	1,000,000	3,250,000	3,250,000	4,224,000	117,179	11,841,179

Joseph R. Martinetto Chief Financial Officer	575,000	750,000	750,000	1,133,440	36,302	3,244,742

Bernard J. Clark Executive Vice President – Advisor Services	500,000	625,000	625,000	844,800	27,426	2,622,226

James D. McCool Executive Vice President – Client Solutions	550,000	750,000	750,000	1,084,160	37,010	3,171,170

Charles R. Schwab Chairman	500,000	1,500,000	1,500,000	1,408,000	61,301	4,969,301

John S. Clendening Former Executive Vice President – Investor Services	525,000	750,000	750,000	887,040	34,529	2,946,569

STOCKHOLDER PROPOSALS

There are stockholder proposals to vote on that are described in the proxy statement.

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NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, May 13, 2015
Time:	2:00 p.m., Pacific Time
Location:	www.schwabevents.com/corporation, or 211 Main Street, San Francisco, California

Agenda:

•   elect five directors for three-year terms,

•   vote to ratify the selection of independent auditors,

•   vote for the approval, on an advisory basis, of compensation of named executive officers,

•   vote to approve the Corporate Executive Bonus Plan,

•   vote on five stockholder proposals, if properly presented, and

•   consider any other business properly coming before the meeting.

Stockholders who owned shares of our common stock at the close of business on March 16, 2015 are entitled to attend and vote at the meeting and any adjournment or postponement of the meeting. A complete list of registered stockholders will be available prior to the meeting at our principal executive offices at 211 Main Street, San Francisco, California 94105.

By Order of the Board of Directors,

DAVID R. GARFIELD
EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND
CORPORATE SECRETARY

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be Held on May 13, 2015. The proxy statement and annual report to security holders are available in the “Investor Relations” section of our website at

www.aboutschwab.com.

Your Vote is Important

Please vote as promptly as possible by following the instructions on your proxy card or voting instruction form. If you plan to attend the meeting virtually via the internet or in person, you must register by following the instructions contained in the “Attending the Annual Meeting”

section of this proxy statement.

PROXY STATEMENT

The Board of Directors is sending these proxy materials to you on or about March 27, 2015. Stockholders who owned the company’s common stock at the close of business on March 16, 2015 may attend and vote at the annual meeting. Each share is entitled to one vote. There were 1,313,001,539 shares of common stock outstanding on March 16, 2015.

ATTENDING THE ANNUAL MEETING

You must register in advance to attend the annual meeting virtually via the internet or in person. To register, please go to:

www.schwabevents.com/corporation.

You will be asked to provide your name, mailing address, email address and proof that you own Schwab shares (such as the Schwab account number in which you hold the shares, or the name of the broker and number of shares that you hold in an account outside of Schwab). You also may write the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement or call the Assistant Corporate Secretary at (415) 667-9979 if you plan to attend the in-person meeting.

If you register in advance to attend the virtual annual meeting, we will email you information on how to access the area of www.schwabevents.com where you will be able to submit questions and vote. While you may watch the webcast without registering in advance, you will not be able to access the area of the website where you can ask questions and vote.

If you plan to attend the in-person meeting, in accordance with our security procedures, you will be asked to present picture identification to enter the meeting. Attendance at the annual meeting is limited to stockholders or one named representative of a stockholder. Seating is limited and, therefore, admission to the in-person annual meeting is on a first-come, first-served basis. If you will be naming a representative to attend the meeting on your behalf, the name, address and telephone number of that individual also must be provided.

VOTING YOUR SHARES

You may vote by internet, telephone or mail in advance of the meeting by following the instructions on your proxy card or voting instruction form.

If you do not vote in advance and plan to submit your vote at the annual meeting, you will need a legal proxy to vote your shares if your shares are held in “street name” (e.g., through a bank or broker). You may obtain a legal proxy from your bank or broker. If you plan to vote at the virtual meeting, please send your legal proxy to our transfer agent, Wells Fargo Bank, N.A., by fax to (651) 450-4026 or email to wfssproxyteam@wellsfargo.com. If you plan to vote at the in-person meeting, please bring the legal proxy with you. If you hold shares registered in your name (e.g., in certificate form), you will not need a legal proxy to vote your shares at the annual meeting.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees for directors this year are:

•	Nancy H. Bechtle

•	Walter W. Bettinger II

•	C. Preston Butcher

•	Christopher V. Dodds

•	Mark A. Goldfarb

Each nominee is presently a director of the company and has consented to serve a three-year term. Biographical information about each of the company’s directors, including the director nominees, is contained in the following section.

MEMBERS OF THE BOARD OF DIRECTORS

JOHN K. ADAMS, JR.

DIRECTOR SINCE JANUARY 2015

Mr. Adams, age 59, served as managing director in the Financial Institutions Group at UBS Investment Bank, a financial services firm, from 2002 until 2013. Prior to joining UBS, Mr. Adams was with Credit Suisse’s Financial Institutions Group from 1985 until 2002. He currently serves on the board of directors of Navient Corporation, a loan management, servicing and asset recovery company. Mr. Adams’ term expires in 2016.

Mr. Adams has significant experience with respect to the financial services industry, investment banking, capital markets and mergers and acquisitions, having served as head of UBS’ North American banks practice and in Credit Suisse’s Financial Institutions Group.

NANCY H. BECHTLE

DIRECTOR SINCE 1992

Ms. Bechtle, age 77, served as President and Chief Executive Officer of the San Francisco Symphony from 1987 until 2001 and has served as a member of the San Francisco Symphony Board of Governors since 1984. She was a director and Chief Financial Officer of J.R. Bechtle & Co., an international consulting firm, from 1979 to 1998. Ms. Bechtle has served as Chairman and a director of Sugar Bowl Corporation, a ski resort operator, since 1998. She was appointed a director of the Presidio Trust in 2008 and currently serves as its Chairman. She also served as a director of the National Park Foundation from 2002 until 2008 and was its Vice Chairman from 2005 until 2008. Ms. Bechtle is a nominee for election this year.

Ms. Bechtle brings leadership skills and financial experience to the board, having served as Chief Financial Officer of J.R. Bechtle & Co., Chairman of Sugar Bowl Corporation and Chief Executive Officer of the San Francisco Symphony. She has deep knowledge of the company and its business, having served on the board since 1992.

WALTER W. BETTINGER II

DIRECTOR SINCE 2008

Mr. Bettinger, age 54, has served as President and Chief Executive Officer of The Charles Schwab Corporation and a member of the Board of Directors since 2008. He also serves as a member of the Board of Directors of Charles Schwab Bank and Charles Schwab & Co., Inc., and as a trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust, Laudus Institutional Trust, and Schwab Strategic Trust, all registered investment companies. Prior to assuming his current role, he served as President and Chief Operating Officer of the company. He also served as Executive Vice President and President – Schwab Investor Services from 2005 until 2007, Executive Vice President and Chief Operating Officer – Individual Investor Enterprise from 2004 until 2005, Executive Vice President and President – Corporate Services from 2002 until 2004 and Executive Vice President and President – Retirement Plan Services from 2000 until 2002. Mr. Bettinger joined the company in 1995 as part of the acquisition of The Hampton Company, which he founded in 1983. Mr. Bettinger is a nominee for election this year.

Mr. Bettinger has significant financial services experience, having served in a senior executive role overseeing sales, service, marketing and operations. As Chief Executive Officer of the company, Mr. Bettinger works closely with the board in evaluating and enhancing the strategic position of the company.

C. PRESTON BUTCHER

DIRECTOR SINCE 1988

Mr. Butcher, age 76, has been Chairman and Chief Executive Officer of Legacy Partners (formerly Lincoln Property Company N.C., Inc.), a real estate development and management firm, since 1998 and Chairman of the Board, Chief Executive Officer and Director of KBS Legacy Partners Apartment REIT, Inc., a real estate investment trust, since 2009. Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. from 1967 until 1998. He served as a director of Northstar Realty Finance Corp until September 2014. Mr. Butcher is a nominee for election this year.

Mr. Butcher brings leadership skills and experience in complex financial transactions to the board as Chairman and Chief Executive Officer of Legacy Partners. He has deep knowledge of the company and its business, having served on the board since 1988.

CHRISTOPHER V. DODDS

DIRECTOR SINCE OCTOBER 2014

Mr. Dodds, age 55, has served as a senior advisor at The Carlyle Group, a private equity firm, since 2008. He also serves on the board of directors of Charles Schwab Bank, Investment Technology Group, Inc., an institutional securities brokerage firm, and Avalon Advisors, LLC, a wealth management firm. From 1986 to 2007, Mr. Dodds held several key positions at The Charles Schwab Corporation, including Executive Vice President and Chief Financial Officer. Mr. Dodds is a nominee for election this year.

Mr. Dodds brings leadership skills, knowledge of the financial services industry, and financial and accounting experience. He has deep knowledge of the company and its business, having served as its Chief Financial Officer from 1999 until 2007, and as a director of Charles Schwab Bank since 2007.

STEPHEN A. ELLIS

DIRECTOR SINCE 2012

Mr. Ellis, age 52, served as Chief Executive Officer of Asurion, LLC, a provider of consumer technology protection services, from 2012 through 2014 and continues to serve on its Board of Directors. Prior to Asurion, Mr. Ellis served as Worldwide Managing Director of Bain & Company, a management consulting firm, from 2005 until 2012, and as Managing Partner for Bain’s West Coast offices from 1999 through 2004. Mr. Ellis joined Bain in 1993. Mr. Ellis’ term expires in 2016.

Mr. Ellis brings leadership skills and experience in global management consulting to the board, having served as Worldwide Managing Director of Bain & Company and Chief Executive Officer of Asurion, LLC.

MARK A. GOLDFARB

DIRECTOR SINCE 2012

Mr. Goldfarb, age 63, has served as a managing partner with BDO USA, LLP, an accounting and consulting firm, since January 2015. He was a founder of SS&G, Inc. (SS&G), an accounting and business consulting firm, and served as managing partner of SS&G from 1987 until 2012, and as senior managing director of SS&G from 2012 until January 2015, at which time SS&G merged with BDO USA, LLP. Mr. Goldfarb served on the Board of Trustees and as Chairman of the Audit Committee of Schwab Strategic Trust, a registered investment company, from 2009 until 2012. He is also a past president of Cascade Capital Corporation. Mr. Goldfarb is a nominee for election this year.

Mr. Goldfarb brings financial and operational leadership experience to the board, having served as a founder and senior managing director of SS&G and a managing partner with BDO USA, LLP. His financial expertise is critical for his role as Audit Committee Chairman.

WILLIAM S. HARAF

DIRECTOR SINCE JANUARY 2015

Mr. Haraf, age 66, serves as a special advisor for Promontory Financial Group, a financial consulting firm. He was a managing director of Promontory Financial Group from 2012 until 2014. From 2008 until 2012, he served as Commissioner of the California Department of Financial Institutions. Mr. Haraf served as a member of the Financial Stability Oversight Council from 2010 until 2012, as managing director of Banc of America Securities from 1999 until 2003 and as Senior Vice President of Strategic Policy Development and Planning at Bank of America from 1994 until 1999. Mr. Haraf’s term expires in 2017.

Mr. Haraf brings substantial financial services and regulatory experience to the board, having served as managing director of Promontory Financial Group, Commissioner of the California Department of Financial Institutions and a member of the Financial Stability Oversight Council.

FRANK C. HERRINGER

DIRECTOR SINCE 1996

Mr. Herringer, age 72, has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1996. He served as Chief Executive Officer of Transamerica from 1991 to 1999 and President from 1986 to 1999, when Transamerica was acquired by AEGON N.V. From the date of the acquisition until 2000, Mr. Herringer served on the Executive Board of AEGON N.V. and as Chairman of the Board of AEGON USA, Inc. Mr. Herringer is also a director of AEGON U.S. Corporation, the holding company for AEGON N.V.’s operations in the United States, Amgen Inc., a biotechnology company, and Cardax Pharmaceuticals, Inc., a biotechnology company. Mr. Herringer’s term expires in 2017.

Mr. Herringer brings public company knowledge and leadership experience to the board, having served as Chief Executive Officer of Transamerica, and his service at Transamerica and AEGON contribute to his knowledge of the financial services industry. Mr. Herringer brings insights to the board from his service on other public company boards.

STEPHEN T. McLIN

DIRECTOR SINCE 1988

Mr. McLin, age 68, has been Chairman and Chief Executive Officer of STM Holdings LLC, which offers merger and acquisition advice, since 1998. From 1987 until 1998, he was President and Chief Executive Officer of America First Financial Corporation, a finance and investment banking firm, and parent of EurekaBank. Before that, he was an Executive Vice President of Bank of America. Mr. McLin’s term expires in 2017.

Mr. McLin brings leadership experience to the board, having served as Chief Executive Officer of America First Financial Corporation and having extensive knowledge of the financial services industry through his experience at STM Holdings LLC, America First Financial Corporation and Bank of America.

ARUN SARIN

DIRECTOR SINCE 2009

Mr. Sarin, age 60, served as Chief Executive Officer of Vodafone Group Plc, a mobile telecommunications company, from 2003 until his retirement in 2008. Beginning in 1984, he held a variety of management positions with Pacific Telesis Group, a telecommunications company, and AirTouch Communications, Inc., a wireless telecommunications company, which was spun off from Pacific Telesis Group in 1994. He was appointed President and Chief Operating Officer of AirTouch in 1997. In 1999, Mr. Sarin was appointed Chief Executive Officer of Vodafone’s US/AsiaPacific region. He left Vodafone in 2000 to become Chief Executive Officer of Infospace, Inc., an information technology company. From 2002 until 2003, he served as Chief Executive Officer of Accel-KKR Telecom, a private equity firm. He served as a non-executive director of the Court of the Bank of England from 2005 until 2009. Mr. Sarin is a director of Cisco Systems, Inc., a networking and communications technology company, and Blackhawk Network Holdings, Inc., a pre-paid and payments network. Mr. Sarin’s term expires in 2016.

Mr. Sarin brings public company knowledge and leadership experience to the board, having served as President and Chief Operating Officer of AirTouch Communications, Inc. and Chief Executive Officer of Vodafone Group Plc. He brings insights to the board from his service on other public company boards.

CHARLES R. SCHWAB

DIRECTOR SINCE 1986

Mr. Schwab, age 77, has been Chairman and a director of The Charles Schwab Corporation since its incorporation in 1986. Mr. Schwab served as Chief Executive Officer of the company from 1986 to 1997 and from 2004 until 2008. He served as Co-Chief Executive Officer of the company from 1998 to 2003. Mr. Schwab was a founder of Charles Schwab & Co., Inc. in 1971, has been its Chairman since 1978, and served as its Chief Executive Officer from 2004 until 2008. Mr. Schwab is Chairman of Charles Schwab Bank and Chairman and trustee of The Charles Schwab Family of Funds, Schwab Investments, Schwab Capital Trust, Schwab Annuity Portfolios, Laudus Trust and Laudus Institutional Trust, all registered investment companies. He has served as a director of Yahoo! Inc., an Internet corporation, since June 2014. Mr. Schwab’s term expires in 2016.

Mr. Schwab is the founder of the company, was the Chief Executive Officer of the company, and has been the Chairman since its inception. His vision continues to drive the company’s growth.

PAULA A. SNEED

DIRECTOR SINCE 2002

Ms. Sneed, age 67, is Chairman and Chief Executive Officer of Phelps Prescott Group, LLC, a strategy and management consulting firm. She served as Executive Vice President, Global Marketing Resources and Initiatives, of Kraft Foods, Inc., a global food and beverage company, from 2005 until her retirement in 2006; Senior Vice President, Global Marketing Resources and Initiatives from 2004 to 2005; and Group Vice President and President of E-Commerce and Marketing Services for Kraft Foods North America, part of Kraft Foods, Inc., from 2000 until 2004. She joined General Foods Corporation (which later merged with Kraft Foods) in 1977 and held a variety of senior executive positions, including Chief Marketing Officer, Executive Vice President and President eCommerce division, Executive Vice President and President Desserts division, and Senior Vice President and President Food Service division. Ms. Sneed is a director of Airgas, Inc., a national distributor of industrial, medical and specialty gases and related equipment, and TE Connectivity, Ltd., a manufacturer of engineered electronic components, network solutions, wireless systems and telecommunications systems. Ms. Sneed’s term expires in 2016.

Ms. Sneed brings marketing skills and general management and executive leadership experience to the board, having served in a variety of senior executive positions at Kraft Foods, and as Chairman and Chief Executive Officer of Phelps Prescott Group. She brings insights to the board through her service on other public company boards.

ROGER O. WALTHER

DIRECTOR SINCE 1989

Mr. Walther, age 79, has served as Chairman and Chief Executive Officer of Tusker Corporation, a real estate and business management company, since 1997. He served as Chairman and Chief Executive Officer of ELS Educational Services, Inc., a provider in the United States and internationally of courses in English as a second language, between 1992 and 1997. Mr. Walther was President, Chief Executive Officer and a director of AIFS, Inc., which designs and markets educational and cultural programs internationally, from 1964 to 1993. Mr. Walther served as Chairman and a director of First Republic Bank from 1985 until 2007. Mr. Walther’s term expires in 2017.

Mr. Walther brings public company knowledge, leadership, and financial services industry experience to the board, having served as Chairman and Chief Executive Officer of Tusker Corporation, Chairman and a director of First Republic Bank, Chief Executive Officer of ELS Educational Services, Inc. and Chief Executive Officer of AIFS, Inc.

ROBERT N. WILSON

DIRECTOR SINCE 2003

Mr. Wilson, age 74, is Chairman of Mevion Medical Systems, Inc. (formerly Still River Systems), a medical device company. Mr. Wilson was Chairman of Caxton Health Holdings, LLC, a healthcare-focused investment firm, from 2004 through 2007, and was Vice Chairman of the board of directors of Johnson & Johnson, a manufacturer of health care products, from 1989 until 2003. Mr. Wilson joined Johnson & Johnson in 1964. Mr. Wilson is a director of Hess Corporation, an integrated oil and gas company, and Synta Pharmaceuticals Corporation, a bio-pharmaceutical company. Mr. Wilson’s term expires in 2017.

Mr. Wilson brings public company knowledge and leadership experience to the board, having served as Vice Chairman of Johnson & Johnson, Chairman of Mevion Medical Systems, and Chairman of Caxton Health Holdings. He brings insights to the board as a director of other public company boards.

DIRECTOR INDEPENDENCE

We have considered the independence of each member of the board in accordance with New York Stock Exchange corporate governance standards. To assist us in our determination, we also adopted general guidelines for independence. The guidelines for independence are available on the company’s website at www.aboutschwab.com/governance.

Based on our guidelines and New York Stock Exchange corporate governance standards, we have determined that the following directors are independent: John K. Adams, Jr., Nancy H. Bechtle, C. Preston Butcher, Christopher V. Dodds, Stephen A. Ellis, Mark A. Goldfarb, William S. Haraf, Frank C. Herringer, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther, and Robert N. Wilson.

In determining independence, the Board of Directors considers broadly all relevant facts and circumstances regarding a director’s relationships with the company. All non-employee directors receive compensation from the company for their service as a director, as disclosed in the section “Director Compensation,” and are entitled to receive reimbursement for their expenses in traveling to and participating in board and committee meetings. As disclosed in the “Transactions with Related Persons” section of this proxy statement, some directors and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit, or other extensions of credit. These transactions with directors and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

In addition to the relationships outlined above, the board considered the following types of relationships for the following directors:

•	Nancy H. Bechtle: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	C. Preston Butcher: The director’s spouse serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Mark A. Goldfarb: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	William S. Haraf: The director serves as a special advisor of a consulting firm which the company has engaged.

•	Frank C. Herringer: The director’s spouse serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

•	Steven T. McLin: The director’s son is employed by the company in a non-executive officer, non-managerial capacity.

•	Paula A. Sneed: The director serves as a director of a nonprofit organization to which the company, its affiliates or its charitable foundation have made donations.

CORPORATE GOVERNANCE INFORMATION

Board Leadership

The Chairman of the Board is Charles R. Schwab. The Chairman and Chief Executive Officer roles are split, and Mr. Bettinger serves as Chief Executive Officer. The Chairman of the Board approves the agenda for board meetings and leads the board in its discussions. Mr. Schwab and Mr. Bettinger, as the only two management directors, do not participate in sessions of non-management directors. As provided in our Corporate Governance Guidelines, non-management directors meet regularly in executive session without management. The Chairman of the Nominating and Corporate Governance Committee presides over the executive sessions of non-management directors. Mr. Herringer, as Chairman of the Nominating and Corporate Governance Committee in 2014, led the non-management directors in executive session.

The board has four standing committees (Audit, Compensation, Nominating and Corporate Governance, and Risk) that are composed entirely of independent directors and are chaired by independent directors. Given the role and scope of authority of these committees, and that over 85% of the board is composed of independent directors, the board believes that its leadership structure, with the Chairman of the Board leading board discussions, and the Chairman of the Nominating and Corporate Governance Committee leading non-management executive sessions, is appropriate.

Risk Oversight

As part of its oversight functions, the Board of Directors is responsible for oversight of risk management at the company. The board has a Risk Committee, which assists the board in fulfilling its oversight responsibilities with respect to the company’s risk management program and provides reports to the board and the Audit Committee. The Audit Committee reviews reports from management and the Risk Committee concerning the company’s risk assessment and major risk exposures and the steps management has taken to monitor and control such exposures. The Compensation Committee, as described in the Compensation Discussion and Analysis, separately reviews the compensation program with respect to incentives for risk-taking by employees. For further discussion of risk management at the company, please see “Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Management” of the company’s Form 10-K for the period ended December 31, 2014.

Board Structure and Committees

The authorized number of directors is currently fifteen and the company has fifteen directors. Five directors are nominees for election this year and ten directors will continue to serve the terms described in their biographies.

Directors currently serve staggered terms. Each director who is elected at an annual meeting of stockholders serves a three-year term, and the directors are divided into three classes.

The board held seven meetings in 2014. Each director attended at least 75% of all applicable board and committee meetings during 2014. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2014, eleven of the twelve directors attended the annual meeting.

We have an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee. Each of these committees is composed entirely of “independent directors” as determined by the Board of Directors in accordance with its independence guidelines and New York Stock Exchange corporate governance standards. In addition to those standing committees, the board may from time to time establish ad hoc committees to assist in various matters.

The Audit Committee held thirteen meetings in 2014 and is composed of the following members: Mark A. Goldfarb (Chairman), John K. Adams, Jr., C. Preston Butcher, Christopher V. Dodds, William S. Haraf and Arun Sarin. Mr. Adams, Mr. Dodds and Mr. Haraf joined the Audit Committee in 2015. None of the directors on the Audit Committee is or, during the past three years, has been an employee of The Charles Schwab Corporation or any of its subsidiaries. None of the Audit Committee members simultaneously serves on the audit committees of more than three public companies, including ours. The board has determined that all of the members of the Audit Committee are financially literate in accordance with New York Stock Exchange listing standards and that Mark A. Goldfarb and Christopher V. Dodds are Audit Committee financial experts in accordance with Securities and Exchange Commission rules. The Audit Committee:

•	reviews and discusses with management and the independent auditors the company’s annual and quarterly financial statements and the integrity of the financial reporting process,

•	reviews the qualifications, independence and performance of the independent auditors,

•	reviews the activities and performance of the internal auditors,

•	reviews reports from management and the Risk Committee regarding major risk exposures and steps management has taken to address such exposures, and

•	reviews compliance with legal and regulatory requirements.

The Compensation Committee held six meetings in 2014 and is composed of the following members: Roger O. Walther (Chairman), Nancy H. Bechtle, Frank C. Herringer, Paula A. Sneed, and Robert N. Wilson. The Compensation Committee:

•	annually reviews and approves corporate goals and objectives relating to compensation of executive officers and other senior officers,

•	evaluates the performance of executive officers and other senior officers and determines their compensation levels,

•	reviews and approves compensatory arrangements for executive officers and other senior officers, and

•	approves long-term awards for executive officers and other senior officers.

The Nominating and Corporate Governance Committee held two meetings in 2014 and is composed of the following members: Frank C. Herringer (Chairman), John K. Adams, Jr., Nancy H. Bechtle, C. Preston Butcher, Christopher V. Dodds, Stephen A. Ellis, Mark A. Goldfarb, William S. Haraf, Stephen T. McLin, Arun Sarin, Paula A. Sneed, Roger O. Walther and Robert N. Wilson. Mr. Adams, Mr. Dodds and Mr. Haraf joined the Nominating and Corporate Governance Committee in 2015. The Nominating and Corporate Governance Committee:

•	identifies and evaluates individuals qualified to serve on the board,

•	recommends nominees to fill vacancies on the board and each board committee and recommends a slate of nominees for election or re-election as directors by the stockholders,

•	makes recommendations regarding succession planning for the Chief Executive Officer and executive management, and

•	assesses the performance of the board and its committees and recommends corporate governance principles for adoption by the board.

The Risk Committee held four meetings in 2014 and is composed of the following members: Christopher V. Dodds (Chairman beginning in 2015), John K. Adams, Jr., Stephen A. Ellis, William S. Haraf, Stephen T. McLin (Chairman in 2014) and Robert N. Wilson. Mr. Adams and Mr. Haraf joined the Risk Committee in 2015. The Risk Committee:

•	reviews and discusses with management the company’s risk governance structure to identify, measure, monitor and mitigate risks,

•	reviews and approves the company’s enterprise-wide risk management framework,

•	reviews the performance and activities of the company’s operational risk management organization, and

•	reviews key policies with respect to oversight of specific risks, including credit, operational, and capital and liquidity risk.

The Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Risk Committee have written charters. You may find a copy of these charters, as well as our Corporate Governance Guidelines and Code of Business Conduct and Ethics, on the company’s website at www.aboutschwab.com/governance. You also may obtain a paper copy of these items, without charge, from:

Assistant Corporate Secretary

The Charles Schwab Corporation

Mailstop SF211MN-05

211 Main Street

San Francisco, California 94105

DIRECTOR COMPENSATION

Mr. Schwab and Mr. Bettinger, who are employed by the company, receive no additional compensation for their service as directors. In 2014, non-employee directors received the following cash retainers and equity grants:

Cash Retainers

Each non-employee director received an annual cash retainer in the amount of $100,000. In addition, the Chairs of the Audit Committee and Risk Committee received an annual cash retainer of $25,000, and each other member of the Audit Committee and Risk Committee received an annual cash retainer of $10,000. The Chairs of the Compensation Committee and Nominating and Corporate Governance Committee received an annual cash retainer of $15,000, and each other member of the Compensation Committee and Nominating and Corporate Governance Committee received an annual cash retainer of $5,000.

There are no fees for attendance at board or committee meetings, but the board retains the discretion to establish special committees and to pay a special retainer to the Chair and the members of any special committee. The board has authorized meeting fees for service on a special committee by Ms. Bechtle, Mr. Butcher and Mr. McLin. The meeting fees for that special committee consist of $500 per meeting held on the same day as a board meeting and $2,000 per meeting held on a day other than a board meeting.

Equity Grants

Each non-employee director received an annual equity grant under the 2013 Stock Incentive Plan with an aggregate value of $140,000. Non-employee directors received this equity grant 50% in stock options and 50% in restricted stock units (RSUs).

Terms and Conditions

Non-employee directors receive the annual grants of options and RSUs on the second business day after the annual meeting of stockholders. In the event a new non-employee director is elected to the board during the year, a pro-rata amount of cash retainers and equity awards is granted to that individual for the first calendar year in lieu of the full amount. The non-employee director equity grants are subject to the following terms and conditions:

•

The annual grants of options and RSUs vest over the three-year period following the grant date, with 25% vesting on each of the first and second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date. The options and RSUs become 100% vested in the event of the non-employee director’s death, disability or retirement.

•

The number of RSUs for the annual grant is determined by dividing 50% of the aggregate value of the annual equity grant by the average of the high and low market price of the company’s common stock on the grant date.

•	The number of options for the annual grant of stock options is determined by dividing 50% of the aggregate value of the annual equity grant by the fair value of an option on the grant date.

•	Each stock option is designated as a nonqualified stock option and has an exercise price equal to the fair market value of common stock on the grant date.

•

Each stock option expires on the earliest of (1) the date ten years after the grant date, (2) the date three months after termination of service for any reason other than death, disability or retirement, or (3) the date one year after termination of service because of death or disability.

The company also has stock ownership guidelines for non-employee directors. Under our guidelines, each non-employee director should own company stock with a fair market value equal to or exceeding $250,000. A new director should reach this target level upon completing five years of service. Once this target level is reached, the director is deemed to meet this target so long as he or she continues to hold an equivalent number of shares as on the date the target level was met. Shares owned outright, deferred shares and RSUs are counted in determining the threshold under our stock ownership guidelines, but stock options are not.

Directors’ Deferred Compensation Plan

Non-employee directors also may participate in the Directors’ Deferred Compensation Plan II. This plan allows them to defer receipt of all or a portion of their cash retainers and, at their election, either to:

(1) receive stock options that:

•	have a fair value equal to the amounts deferred (as determined under the valuation method used by the company to value stock options at the time of the deferral),

•	have an option exercise price equal to the closing price of common stock on the date the deferred amount would have been paid, and

•	vest immediately upon grant and generally expire ten years after the grant date,

– or –

(2)	receive RSUs that are funded by an equivalent number of shares of common stock to be held in a “rabbi” trust and distributed to the director when he or she ceases to be a director.

The company does not provide any non-equity incentive plans, defined benefit and actuarial pension plans, or other defined contribution retirement plans for non-employee directors. The company does not offer above-market or preferential earnings under its nonqualified deferred compensation plans for directors. The following table shows compensation paid to each of our non-employee directors during 2014. Mr. Adams and Mr. Haraf are not included in the table as they began service as directors in 2015:

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)
	Cash[1] ($)	Deferred into Restricted Stock Units or Options[2,6] ($)	Stock Awards[3,6] ($)	Option Awards[4,6] ($)	All Other Compen- sation[5] ($)	Total ($)

Nancy H. Bechtle	110,000	—	70,000	70,000	2,066	252,066

C. Preston Butcher	—	115,000	70,000	70,000	2,066	257,066

Christopher V. Dodds	108,096	—	51,667	11,667	720	172,150

Stephen A. Ellis	57,500	57,500	70,000	70,000	1,240	256,240

Mark A. Goldfarb	130,000	—	70,000	70,000	1,172	271,172

Frank C. Herringer	—	120,000	70,000	70,000	2,066	262,066

Stephen T. McLin	78,000	130,000	110,000	70,000	2,787	390,787

Arun Sarin	115,000	—	70,000	70,000	2,066	257,066

Paula A. Sneed	110,000	—	70,000	70,000	2,066	252,066

Roger O. Walther	120,000	—	70,000	70,000	2,066	262,066

Robert N. Wilson	120,000	—	70,000	70,000	2,066	262,066

(1)	This column shows amounts earned or paid in cash for retainers. For Mr. Dodds and Mr. McLin, the amount in this column includes their cash retainer and meeting fees for service on the Charles Schwab Bank board of directors.

(2)	This column shows the dollar amount of retainers and meeting fees deferred into stock options or RSUs under the Directors’ Deferred Compensation Plan II. The corresponding stock options or RSUs were as follows: 17,301 stock options for Mr. Butcher, 8,651 stock options for Mr. Ellis, 19,557 stock options for Mr. McLin and 4,397 RSUs for Mr. Herringer.

(3)	The amounts shown in this column represent the grant date fair value of the RSU award. In 2014, non-employee directors who served the full year received an automatic grant of RSUs with a grant date fair value of $70,000. Mr. Dodds’ award was prorated from the time he joined the board on October 23, 2014. In addition, Mr. Dodds and Mr. McLin received a grant of RSUs with a grant date fair value of $40,000 for their service on the Charles Schwab Bank board.

(4)	The amounts shown in this column represent the grant date fair value of the stock option award. In 2014, non-employee directors who served the full year received an automatic grant of stock options with a grant date fair value of $70,000. The amount for Mr. Dodds represents the grant date fair value of the stock option award, prorated from the time he joined the board on October 23, 2014.

(5)	This column shows the dollar amount of dividend equivalents on unvested RSUs.

(6)	The following table shows the aggregate number of outstanding stock option and RSU awards granted to the non-employee directors as of December 31, 2014:

Name	Stock Option Awards	Restricted Stock Unit Awards

Nancy H. Bechtle	97,926	8,627

C. Preston Butcher	307,222	36,562

Christopher V. Dodds	1,446	3,584

Stephen A. Ellis	36,192	12,010

Mark A. Goldfarb	26,199	5,741

Frank C. Herringer	97,926	111,622

Stephen T. McLin	219,136	42,276

Arun Sarin	65,347	8,053

Paula A. Sneed	97,926	53,458

Roger O. Walther	97,926	36,732

Robert N. Wilson	104,481	61,233

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or has been an officer or employee of the company or any of its subsidiaries. There were no Compensation Committee interlocks as defined under Securities and Exchange Commission rules during 2014.

DIRECTOR NOMINATIONS

The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this year’s proxy statement. The Board of Directors appointed Mr. Goldfarb as a director effective in December 2012 and Mr. Dodds in October 2014, and this is the first time they are standing for election since their appointment. Mr. Goldfarb previously served as an independent trustee of the Schwab Strategic Trust (ETFs), and Mr. Dodds was originally recommended to the Nominating and Corporate Governance Committee as a potential director by Mr. Schwab. The Nominating and Corporate Governance Committee, comprised of independent directors, recommended Mr. Dodds and Mr. Goldfarb’s nomination as candidates.

The Nominating and Corporate Governance Committee has a policy to consider candidates recommended by stockholders. The policy provides that stockholder recommendations must be in writing and include the following information: (i) the name, address and contact information of the recommending stockholder; (ii) proof of the stockholder’s share ownership; (iii) a resume or statement of the candidate’s qualifications; and (iv) a statement of the stockholder’s relationship with the proposed candidate or interest in the proposed candidacy. The written recommendation must be addressed to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement.

Diversity

When identifying director nominees, the board considers the qualifications and skills represented on the board. As discussed in the “Director Qualifications” section below, one of the considerations evaluated by the board is the diversity of experience and background of directors. This consideration is broad, is consistent with our company’s non-discrimination policies, and includes diversity of skill sets and experience as well as background, including race and gender.

The Nominating and Corporate Governance Committee annually reviews the structure and size of the board to assure that the proper skills are represented on the board. This assessment includes the effectiveness of board composition, including the qualifications, skills, and diversity represented on the board.

Director Qualifications

The qualifications for directors are described in our Corporate Governance Guidelines, which are available on the company’s website at www.aboutschwab.com/governance. In addition, the Nominating and Corporate Governance Committee believes that the following specific, minimum qualifications must be met by a nominee for the position of director:

•	the ability to work together with other directors, with full and open discussion and debate as an effective group,

•

current knowledge and experience in the company’s business or operations, or contacts in the community in which the company does business and in the industries relevant to the company’s business, or substantial business, financial or industry-related experience, and

•	the willingness and ability to devote adequate time to the company’s business.

The committee also considers the following qualities and skills when making its determination whether a nominee is qualified for the position of director:

•	relationships that may affect the independence of the director or conflicts of interest that may affect the director’s ability to discharge his or her duties,

•	diversity of experience and background, including the need for financial, business, academic, public sector and other expertise on the board or board committees, and

•	the fit of the individual’s skills and experience with those of the other directors and potential directors in comparison to the needs of the company.

When evaluating a candidate for nomination, the committee does not assign specific weight to any of these factors or believe that all of the criteria necessarily apply to every candidate.

Identifying and Evaluating Candidates for Director

The Nominating and Corporate Governance Committee reviews the appropriate skills and characteristics required of board members in the context of the current composition of the board. Candidates considered for nomination to the Board of Directors may come from several sources, including current and former directors, professional search firms and stockholder recommendations. Nominees for director are evaluated, in consultation with the company’s Chairman, by the committee, which may retain the services of a professional search firm to assist it in identifying or evaluating potential candidates.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to communicate with the board, the Chairman of the Nominating and Corporate Governance Committee, or with the independent directors as a group, you may send your communication in writing to the Assistant Corporate Secretary at the address provided in the “Corporate Governance Information” section of this proxy statement. You must include your name and address in the written communication and indicate whether you are a stockholder of the company.

The Assistant Corporate Secretary will compile all communications, summarize lengthy, repetitive or duplicative communications and forward them to the appropriate director or directors. The Assistant Corporate Secretary will not forward non-substantive communications or communications that pertain to personal grievances, but instead will forward them to the appropriate department within the company for resolution. In such cases, the Assistant Corporate Secretary will retain a copy of such communication for review by any director upon his or her request.

PROPOSAL TWO:

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) as the company’s independent registered public accounting firm for the 2015 fiscal year. Deloitte has served in this capacity since the company’s inception. We expect representatives of Deloitte to attend the annual meeting of stockholders, where they will respond to appropriate questions from stockholders and have the opportunity to make a statement.

As required by federal law, the Audit Committee has the sole authority to retain the independent auditors. Although we are not required to submit the selection of the independent auditors to stockholders, we are asking for your ratification as part of the Audit Committee’s evaluation process of the independent registered public accounting firm for the next fiscal year.

AUDITOR FEES

Fees for services provided by Deloitte in the last two fiscal years were:

	2014	2013
	(amounts in millions)

Audit Fees[1]	$7.6	$6.5

Audit-Related Fees[2]	2.3	2.0

Tax Fees[3]	0.1	0.1

All Other Fees[4]	None	None

Total	$10.0	$8.6

(1)	Audit fees are the aggregate fees for professional services billed by Deloitte in connection with their audits of the consolidated annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting, and reviews of the consolidated financial statements included in quarterly reports on Form 10-Q.

(2)	Audit-Related fees include assurance and related services, such as reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence and related services.

(3)	Tax fees are limited by the Audit Committee to services by Deloitte for tax return review, preparation and compliance.

(4)	All other fees represent fees not included in “audit fees,” “audit-related fees,” and “tax fees.”

In addition to the services listed above, Deloitte provides audit services to certain unconsolidated affiliated mutual funds and foundations. The fees for such audit services are included in the expenses of the mutual funds and foundations and borne by the stockholders of the funds and foundations. Amounts billed by Deloitte for these services were $0.2 million in 2014 and 2013. These amounts are not included in the expenses of The Charles Schwab Corporation.

Non-Audit Services Policies and Procedures

The Audit Committee has adopted a policy regarding non-audit services performed by Deloitte. The Audit Committee’s policy prohibits engaging Deloitte to perform the following services:

•	any contingent fee arrangement,

•	bookkeeping or other services relating to accounting records or financial statements of the audit client,

•	broker-dealer services,

•	actuarial services,

•	management and human resource functions (including executive search services),

•	legal services and expert services unrelated to the audit,

•	appraisal and valuation services, fairness opinions or contribution-in-kind reports,

•	internal audit outsourcing,

•	financial information systems design and implementation,

•	tax consulting or advice or a tax opinion on an “aggressive” tax position or on a “listed transaction” or a “confidential transaction” as defined by U.S. Department of Treasury regulations, and

•	tax services to employees who have a financial reporting oversight role.

The policy requires the pre-approval of the Audit Committee for other non-audit services performed by Deloitte. The policy divides non-audit services into three separate categories, which the Audit Committee has pre-approved subject to an annual aggregate dollar limit for each category. Once the dollar limit in each of these three categories is reached, the Audit Committee will decide whether to establish an additional spending limit for the category or specifically pre-approve each additional service in the category for the remainder of the year. The three categories are:

•

accounting theory consultation (includes services such as guidance on the application of Generally Accepted Accounting Principles to various transactions and guidance on the effects of new accounting pronouncements),

•

assurance and due diligence (includes services such as certain reports on internal controls, review of Securities and Exchange Commission filings, merger and acquisition due diligence, employee benefit plan audits, and foreign statutory audits and regulatory reports), and

•	tax return review, preparation and compliance.

Services not subject to pre-approval limits in one of the three categories above require specific pre-approval from the Audit Committee. Fees related to services requiring specific pre-approval are limited, on an annual basis, to 50% of the combination of audit fees, audit-related fees and tax fees.

The policy permits the Audit Committee to delegate pre-approval authority to one or more members of the Audit Committee, provided that the member or members report to the entire Audit Committee pre-approval actions taken since the last Audit Committee meeting. The policy expressly prohibits delegation of pre-approval authority to management.

In fiscal years 2014 and 2013, the Audit Committee pre-approved 100% of the services performed by Deloitte relating to “audit-related fees” and “tax fees.”

AUDIT COMMITTEE REPORT

The Audit Committee has met and held discussions with management and the company’s independent registered public accounting firm. As part of this process, the committee has:

•   reviewed and discussed the audited financial statements with management,

•   discussed with the independent registered public accounting firm the matters required to be discussed pertaining to Public Company Accounting Oversight Board AS 16 (Communications with Audit Committees), and

•   received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Mark A. Goldfarb, Chairman

John K. Adams, Jr.

C. Preston Butcher

William S. Haraf

Arun Sarin

PROPOSAL THREE:

ADVISORY APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

This proxy statement contains detailed information in the Compensation Discussion and Analysis and executive compensation tables regarding compensation of the named executive officers. The “named executive officers” are those executive officers who are listed in the Summary Compensation Table. We ask that you provide an advisory vote to approve the following, non-binding resolution on named executive officer compensation:

RESOLVED, that the stockholders of The Charles Schwab Corporation approve the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related footnotes, and narrative disclosures.

The advisory approval of named executive officer compensation is required by federal law, and the company currently conducts annual advisory votes on that compensation. Although the vote is not binding on the Board of Directors or the Compensation Committee, the Compensation Committee intends to consider the vote as part of its evaluation of executive compensation programs.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

This Compensation Discussion and Analysis describes the company’s executive compensation program, policies and practices, which are designed to support the company’s strategic objectives.

Key Business Results

Our business strategy focuses on providing our clients – individual investors, registered investment advisors and employers – with advice and services to help them achieve their financial goals. By seeing our business through clients’ eyes and offering them a compelling combination of personalized relationships, superior service and great value, the company seeks to build enduring client loyalty. Loyal clients bring us more business and refer their friends, colleagues and family to us. By operating the business in a disciplined manner, and leveraging shared processes and technology, we are able to invest in new products and services for clients and deliver a meaningful return to stockholders.

Our 2014 client metrics demonstrate why focusing on investor needs remains the right strategy for Schwab.

•	Core net new assets of $124.8 billion marked the third consecutive year being over $100 billion and represented a 6% annual growth rate.

•	We ended the year with 9.4 million active brokerage accounts and 985,000 banking accounts, up 3% and 8%, respectively, over year-end 2013.

•

Of the $2.46 trillion in assets entrusted to us by clients as of December 31, 2014, approximately half ($1.23 trillion) are receiving some form of ongoing advisory service, up 12%. $1,045.6 billion are under the guidance of an independent advisor and $182.5 billion in client assets are enrolled in one of our retail advisory solutions, increases of 10% and 18%, respectively.

Our success with clients combined with our ongoing expense discipline in 2014 led to some of the strongest financial results in the company’s history.

•	Net revenues of $6.1 billion and net income of $1.3 billion.

•	Revenue growth of 11% that was over 5 percentage points higher than our 6% expense growth during the year.

•	Pre-tax profit margin of 34.9%, up 3.5 percentage points over the prior year.

•	Earnings per share (EPS) of $0.95, up 22% over the prior year.

•	Return on common equity of 12%, up from 11% the prior year.

In 2014, by holding expense growth meaningfully behind a solid increase in revenues, we achieved an improved profit margin and higher earnings along with stronger business momentum. 2014 also reflected a year of strong total shareholder return of 17%, above the S&P 500 index increase of 14%, as reported by Bloomberg.

A more thorough discussion of our business and business strategy is provided in our Annual Report on Form 10-K.

Our Executive Compensation Program

Our executive compensation program is intended to support our success by:

•	attracting, motivating and retaining talented, highly capable executive officers,

•	rewarding executives for individual performance,

•	linking executive pay with the company’s financial performance, and

•	aligning incentives for executive officers with the interests of the company and its stockholders by linking pay with longer-term performance.

Our compensation program uses three elements – base salary, annual cash incentives and long-term incentive awards (LTI) – to achieve these objectives. As illustrated by the charts below, the majority of compensation is delivered through variable performance-based incentives. This approach maintains a strong link between executive pay and the company’s financial performance, only rewards executives when value has been created for stockholders, and drives long-term performance.

*	Pay mix is based on amounts in the Summary Compensation Table.

Key Compensation Decisions

The company’s commitment to disciplined execution of our business strategy has delivered solid financial results in the years since the onset of the financial crisis of 2008. After a long period of progress partially masked by environmental headwinds, the company delivered strong financial performance in 2013 – a testament to both our continued client focus and commitment to expense discipline. This trend continued in 2014 as economic conditions improved and financial results exceeded the company’s initial expectations for the year and the targets set by the Compensation Committee. This strong financial performance resulted in higher payouts for incentive compensation than in previous years, with annual cash incentives paid out above target at 112.6%.

The Compensation Committee’s decisions for 2014 aligned with our disciplined focus on financial results. In 2014, the Compensation Committee:

•	Made no changes to the named executive officers’ target pay levels (i.e., base salary, target annual cash incentives, and target long-term incentives).

•

Continued to use EPS as the performance criterion for the Corporate Executive Bonus Plan, because it measures profitability and focuses executive officers on operating performance and decisions around capital structure.

•	Set the target EPS goal for 100% payout upon achieving the company’s financial plan approved by the board.

•	Set a threshold for payment of annual cash incentives at 50% of the target EPS.

•

Continued to use return on common equity (ROCE) equaling or exceeding cost of equity (COE) as the performance goal for the 2014 performance-based restricted stock units (PBRSUs), because it reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company.

The Compensation Committee continuously reviews and evaluates the company’s compensation program and policies and considers stockholder views regarding executive compensation. For the 2015 program, the Compensation Committee made decisions that strengthen the relationship between compensation opportunity and the management team’s success in executing on our business strategy. For 2015, the Compensation Committee:

•	Increased the performance periods for future PBRSUs from one year to three years to ensure continued focus on long-term performance and retention.

•	Awarded PBRSUs in 2015 designed to transition to a three-year performance period and vesting schedule.

SUMMARY OF THE EXECUTIVE COMPENSATION PROGRAM

Our compensation program uses three key elements: base salary, annual cash incentives and long-term incentives. The table below identifies how each of these elements supports the objectives articulated above.

Objective	Element of Compensation
	Base Salary	Annual Cash Incentives	Long-Term Incentives

Attract, Motivate and Retain	✓	✓	✓

Reward Executives for Individual Performance		✓	✓

Link Pay with Company Financial Performance		✓	✓

Align Incentives with Long-term Interests of Stockholders			✓

Performance Metric		EPS measures profitability and reflects the annual impact of operational actions and decisions around capital structure.

PBRSUs: ROCE compared to COE measures earnings on stockholder equity and long-term profitability.

Stock options: reward share price appreciation by delivering compensation only when the stock price appreciates above the fair market value exercise price.

COMPENSATION PLANNING AND THE DECISION-MAKING PROCESS

The Compensation Committee reviews and approves compensation for the Chairman, the Chief Executive Officer, executive officers, and other senior officers, and it reviews and recommends to the Board of Directors compensation for the non-employee directors.

The Compensation Committee evaluates as a committee, or together with the other independent directors and the Chairman, the performance and compensation of the Chief Executive Officer. The Compensation Committee also considers:

•

recommendations from the Chairman and the Chief Executive Officer regarding compensation for the other executive officers and performance criteria for annual and long-term incentives, developed in consultation with the Executive Vice President and Chief Administrative Officer and, with respect to performance criteria and goals for annual and long-term incentives, the Chief Financial Officer,

•

advice from the Executive Vice President – Corporate Risk regarding the design and results of incentive compensation programs to ensure consistency with the company’s financial plan, strategic objectives and risk profile, and

•	guidance and advice of its independent compensation consultant, Semler Brossy Consulting Group, LLC (Semler Brossy).

While the Compensation Committee considers the information provided by management and its independent, third-party advisor, it does not delegate authority to management for executive compensation decisions.

The Compensation Committee’s review of executive compensation in January 2014 included consideration of:

•	the economic environment, market trends, and proposed regulations;

•	a competitive pay analysis of peer companies with data from proxy statements and the 2013 McLagan Top Management survey;

•	each executive’s experience, responsibilities, individual performance, and pay relative to internal peers; and

•	reports prepared by the company’s Human Resources Department on each executive’s pay history with:

•	actual total compensation for 2010 to 2013,

•	projected 2014 compensation,

•	the value and vesting schedule of outstanding long-term awards,

•	each component of pay as a percentage of total compensation, and

•	401(k) balances, deferred compensation balances, and other cash compensation (e.g., relocation benefits, company match for the 401(k) plan, and wellness incentives).

The Compensation Committee does not use a formula or assign a weighting to various factors considered in setting compensation. It does not target a specific percentage mix between cash compensation and long-term incentives or any specific percentage of total compensation for each compensation component.

The Compensation Committee uses a peer group as a source of market data to assess the competitiveness of compensation; however, the data is not used to set compensation targets. Peers were selected considering the following factors:

•	Quantitative: revenue, market capitalization, and number of employees; and

•	Qualitative: business model, geographic coverage, and competition for customers and/or employees.

Because the company has few competitors comparable in terms of business model and geographic coverage, the peer group includes a mix of brokerage firms, banking and asset management companies, as well as companies that process a significant daily volume of consumer financial transactions. The Compensation Committee periodically reviews the peer group to ensure that it remains relevant as a market reference tool and modifies it as necessary to reflect changes at the company, among peers or within the industry. For 2014, the Compensation Committee reviewed and updated the peer group by adding BlackRock, Inc., KeyCorp, Regions Financial Corporation, and LPL Financial Holdings Inc., and removing Comerica, BB&T Corp, and Huntington Bancshares. These changes add relevant brokerage companies, increase the focus on asset managers, and ensure the banks included are comparable to Schwab in size. The peer group of 21 companies used for compensation for 2014 was:

Compensation Consultant

Under its charter, the Compensation Committee is authorized to retain compensation consultants and to approve the terms of the engagement. In 2014, the Compensation Committee engaged Semler Brossy to review pay trends across the financial services industry and in our peer group, advise directly on Chief Executive Officer and Chairman compensation, review the company’s long-term incentives as well as the long-term incentives used by companies in the peer group, and provide general advice and counsel with respect to executive compensation programs, market practices and trends. Semler Brossy was engaged by the Compensation Committee directly and does not provide other services to the company. In 2014, the Compensation Committee reviewed information regarding potential conflicts of interest with Semler Brossy, including: other services they might provide to the company, fees they receive from the company as a percentage of their total revenue, their policies and procedures designed to prevent conflicts of interest, any business and/or personal relationships with members of the Compensation Committee, company stock they own, and any business and/or personal relationships between them and any executive officer of the company.

ELEMENTS OF COMPENSATION

Base salary, annual cash incentives and long-term incentives are the key compensation elements for achieving the company’s objectives.

Base Salary

Base salaries are established at levels intended to attract, motivate and retain highly capable executive officers. As illustrated by the pay mix charts in the Executive Summary above, executive officers receive a small percentage of their overall compensation in base salary.

In 2014, the Compensation Committee did not increase the base salary of any named executive officer.

Annual Cash Incentives

Annual cash incentive awards for the named executive officers were made pursuant to the Corporate Executive Bonus Plan. In the first quarter of 2014, the Compensation Committee established the performance criterion, set performance goals and approved a target bonus award, expressed as a percentage of salary, for each named executive officer. For 2014, there were no increases in the target bonus awards for the named executive officers.

EPS was established as the performance criterion for all named executive officers. The Compensation Committee believes EPS provides a comprehensive measure of the company’s profitability and focuses executive officers on operating performance and decisions around capital structure. For purposes of the Corporate Executive Bonus Plan, EPS is calculated as fully diluted EPS in accordance with U.S. generally accepted accounting principles, subject to categories of adjustments and exclusions approved by the Compensation Committee at the time the performance criterion was established. EPS goals were summarized in a matrix with potential payouts ranging from 50% to 200% of the target bonus award, with a 100% payout assigned to the EPS goal set by the Compensation Committee. Achieving EPS of less than 50% of the target EPS goal would result in no bonus payment; achieving EPS between 50% and 100% of the target EPS goal would result in a payout of between 50% and 100% of the target bonus award; and achieving EPS of more than the target EPS goal would result in a payout of between 100% and 200% of the target bonus award. The new threshold of 50% of target EPS was adopted to establish the minimum level of achievement for a bonus payment. When determining whether the performance goals have been achieved, the Compensation Committee reviews unusual gains and losses and whether results have been achieved in a manner consistent with the company’s risk profile. Based on this review, the Compensation Committee may exercise discretion to reduce payouts.

In 2014, the target EPS goal was $0.87; the maximum payment was 200% of the target bonus award for EPS of $1.74 or higher; the minimum payment was 50% of the target bonus award for EPS of $0.435. The target EPS goal of $0.87 was set to result in a payout of 100% of the target bonus award for performance in line with the company’s financial plans approved by the board. For 2014, the Compensation Committee approved payouts based on EPS of $0.98, which excluded a one-time charge relating to future changes in the company’s geographic footprint, and included the following non-recurring items: an insurance recovery, a gain related to net litigation proceeds, and a loss related to the sale of securities from the residential mortgage-backed securities portfolio. The Compensation Committee determined that the company achieved these results while maintaining a low credit risk profile and remaining within its parameters for interest rate risk. The Compensation Committee did not reduce the cash incentive award for any individual named executive officer and approved funding at 112.6% of target for each of the named executive officers.

Long-Term Incentives

At its January 2014 meeting, the Compensation Committee granted equity awards to the named executive officers pursuant to the 2013 Stock Incentive Plan. Of the total target equity awards granted, 50% was granted in stock options and 50% was granted in PBRSUs to align the incentives of executives with the long-term interests of stockholders. This mix reflects a steady evolution over the past several years towards PBRSUs, moving from 30% PBRSUs in 2009, 2010, and 2011 to 40% in 2012, and 50% in 2013 and 2014.

For 2014, there were no increases in the target long-term incentive awards granted to the named executive officers.

Stock Options

The Compensation Committee approved stock options to be granted in three equal installments on the following predetermined dates: March 3, August 1, and November 3, 2014, with 25% of each installment vesting annually over four years.

Performance-Based Restricted Stock Units

The Compensation Committee approved PBRSUs with the following features.

Feature	Comments
Grant Date	• March 3, 2014

Vesting Schedule	• 25% annually on each anniversary of the grant date subject to Compensation Committee certification that the performance goal for that period has been met

Performance Periods	• Performance periods ending December 31, 2014, 2015, 2016, and 2017

Dividend Equivalent Payments

•  Dividend equivalent payments equal to the dividends paid on a share of company stock will accumulate and be paid in cash when, and if, the underlying units vest

•  If the performance goals for the units are not met, the dividend equivalent payments are forfeited

Payment

•  The number of shares of company stock payable upon vesting will vary based upon performance

•  200% of the target award is the maximum number of shares of company stock payable for each unit that vests

Performance Criteria	• ROCE • COE

The Compensation Committee approved performance goals based on ROCE and COE with variable payouts where the number of shares payable is determined by dividing ROCE by COE and multiplying the result times the funding levels summarized in a matrix. Shares are forfeited if the performance target is not met or paid in a range from 100% to 200% of the target award when performance equals or exceeds target. A 100% payout of the target award is achieved when ROCE equals or exceeds COE. Achieving ROCE greater than 200% of COE would result in payment between 100% and 200% of the target award, but in no event would the payment exceed 200% of the target award.

The Compensation Committee approved performance criteria based on ROCE equals or exceeds COE because it reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company. The opportunity for a payout up to 200% of the target award incents executives to exceed target performance and directly links the magnitude of the payout to the company’s performance up to a cap of 200%. If the Compensation Committee certifies that the goal has been met for each performance period, then the tranche of the award that is due to vest for that performance period (25% of the total grant) will vest. If the goal has not been met, then the PBRSUs and associated dividend equivalent payments will be forfeited with no second opportunity to be earned.

ROCE is calculated in accordance with U.S. generally accepted accounting principles, subject to categories of adjustments and exclusions approved by the Compensation Committee at the time the performance criteria were established.

COE is calculated using the Capital Asset Pricing Model (CAP-M), which is a commonly used financial metric that incorporates the risk-free interest rate (the company uses the six-month average of the five-year Treasury rate), the beta of the company’s equity (a measure of the volatility of the company’s common stock relative to the broader equity market), and a market equity risk premium (an estimate of the expected excess return required for holding equities instead of a risk-free asset). At December 31, 2014, COE was 8.5%.

When determining whether the performance goals have been achieved, the Compensation Committee may exclude losses from discontinued operations, extraordinary losses, unusual losses, the cumulative negative effects of changes in accounting principles and laws, losses on acquisitions or divestitures, losses on foreign exchange transactions, and any unusual, non-recurring losses.

Vesting of Performance-Based Restricted Stock Units for One-Year Performance Periods Ending September 30, 2014 and December 31, 2014

In 2014, 2013 and 2012, the Compensation Committee granted performance-based equity awards with four one-year performance periods and one-fourth of these awards had a one-year performance period ending on December 31, 2014. In 2011 and 2010, the Compensation Committee granted performance-based equity awards that have four one-year performance periods and one-fourth of each of these awards had a one-year performance period ending on September 30, 2014. These awards only vest if the Compensation Committee certifies that the applicable performance goals have been achieved.

When granting the PBRSUs each year, the Compensation Committee selects appropriate measures of performance given the company’s business objectives and the economic environment. The Compensation Committee chose ROCE compared to COE as criteria that reflects the creation of financial value for stockholders in all phases of the business cycle and measures the earnings power of the company. In determining whether the performance goals are achieved, performance is calculated in accordance with U.S. generally accepted accounting principles. The Compensation Committee interpreted return on equity as ROCE for the quarters following the issuance of non-cumulative preferred stock in January 2012 to maintain continuity throughout the performance period by measuring results with respect to common equity. The Compensation Committee determined the achievement of the performance goals excluding a one-time charge relating to future changes in the company’s geographic footprint, and including the following non-recurring items: an insurance recovery, a gain related to net litigation proceeds, and a loss related to the sale of securities from the residential mortgage-backed securities portfolio. The achievement of the performance goals for the tranches of those awards with performance periods ending in 2014 were:

Grant Year	Performance Goal	ROCE	COE	Performance Goal Met
2014	ROCE ≥ COE	13.3%	8.2%	Yes
2013		13.3%	8.2%	Yes

2012	Cumulative ROCE >Cumulative COE	12.7%	8.2%	Yes
2011		13.5%	7.9%	Yes
2010		13.5%	7.9%	Yes

Other Compensation

Executive Benefits and Perquisites

The company provides limited executive perquisites. The Compensation Committee approved certain benefits for Mr. Bettinger in connection with his promotion to President and Chief Executive Officer in 2008, including a car service for commuting purposes, which he has not used, parking, and use of fractionally owned aircraft consistent with company policies.

For named executive officers, the company:

•	does not provide financial planning assistance,

•	does not gross up payments to cover executives’ personal tax liability,

•	does not offer executive retirement or medical plans, and

•	does not match contributions to the deferred compensation plan.

Employee Benefit Plans

The company offers no defined benefit plan, special retirement plan for executives or other nonqualified excess plans to named executive officers. Executive officers may participate in the company’s 401(k) plan and employee stock purchase plan available to all eligible employees subject to Internal Revenue Service limits (except Mr. Schwab, who is excluded from the employee stock purchase plan because he owns more than 5% of the company’s stock), and a deferred compensation plan available to officers and other key employees.

Severance

All employees, including executive officers other than Mr. Schwab, are eligible to receive severance benefits under the company’s Severance Pay Plan, which is described in the narrative following the Termination and Change in Control Benefits Table. Benefits are available under this plan only in the event of termination of employment on account of job elimination. Under the severance program, executive officers are eligible to receive 15 days of base salary for each year of service with a minimum of seven months and a maximum of 12 months of severance pay. Mr. Schwab is entitled to severance benefits pursuant to his employment agreement described in the narrative to the Summary Compensation Table.

Compensation Policies

Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines to promote significant equity ownership by executives and further align their long-term financial interests with those of other stockholders. Under the guidelines:

•	The Chief Executive Officer is expected to maintain an investment position in company stock equal to at least five times base salary.

•	All other executive officers are expected to maintain an investment position equal to at least three times base salary.

Shares owned directly, shares beneficially owned under company benefit plans, restricted stock, and restricted stock units are included in determining ownership levels, but stock options are not. The stock ownership guidelines allow the Compensation Committee to take action if the target ownership levels are not met within five years. For 2014, all of the named executive officers had stock ownership exceeding the guidelines.

Prohibition on Speculative Trading in Company Stock

Speculative trading in the company’s stock is prohibited. Prohibited speculative trading includes short-term trading, selling short, buying options to open a position and selling uncovered options.

Guidelines for Equity Awards

The company has no program, plan or practice to time the grant of stock-based awards relative to the release of material non-public information or other corporate events. All equity grants to directors and executive officers are approved by the Compensation Committee or the independent directors at regularly scheduled meetings or, in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. The grant date is the meeting date or a fixed, future date specified at the time of the grant. Under the terms of the company’s stock incentive plan, the exercise price of options cannot be less than the closing price of company stock on the grant date.

Recoupment Policies

The company has a recoupment policy to recover incentive awards granted to executive officers in the event of a significant restatement of financial results due to material noncompliance with financial reporting requirements due to misconduct.

In addition, in the event of certain securities law violations, the Compensation Committee reserves the right to reduce or cancel equity awards or require executives to disgorge any profit realized from equity awards.

The company also reserves the right to cancel equity awards of employees who are terminated for cause.

Response to Advisory Vote on Say-on-Pay and Stockholder Engagement

The Compensation Committee considers the result of the stockholders’ advisory say-on-pay vote when reviewing and evaluating the executive compensation program throughout the year. The Compensation Committee noted the strong support of the stockholders, who approved the company’s advisory vote by approximately 98% of the votes at the 2014 Annual Meeting of Stockholders, and believes this vote reflects broad support of our compensation program and policies.

The Compensation Committee continues to review and evaluate the company’s compensation program and policies in the context of our business, regulatory requirements, and evolving best practices. As part of this process, the Compensation Committee takes into consideration stockholder views regarding executive compensation that the company receives from time to time.

Risk Assessment

The Compensation Committee reviewed a report by management on incentive compensation practices and policies throughout the company and the potential impact on risk-taking by employees. The report assessed all employee incentive compensation programs with an emphasis on changes made in 2014, bank product incentives, and the oversight and approval process for new and existing incentive compensation plans. The report also summarized the implementation of regulations on incentive compensation practices in the banking industry. The report identified the following risk-mitigating factors currently in place:

•	approval of executive compensation by an independent board committee,

•	review of plan design and performance results for all executive incentive plans by the corporate risk officer,

•	performance-based long-term incentive awards,

•	a balanced suite of performance metrics with a strong link to stockholder value,

•	caps on annual incentive opportunities,

•	performance goals based on financial plans reviewed by the board,

•	a four-year vesting period for equity awards with limited opportunities for accelerated vesting,

•	meaningful executive stock ownership guidelines,

•	annual review of incentive plan performance, along with centralized design and administration of all incentive plans, and

•	modest severance benefits.

In addition, when reviewing the design of and payments pursuant to incentive compensation programs, the Compensation Committee considers the review by the Executive Vice President – Corporate Risk regarding consistency with the company’s financial plan, strategic objectives and risk profile.

Internal Revenue Code Section 162(m)

Generally, plans are structured so that compensation is performance-based and deductible under Section 162(m) of the Internal Revenue Code; however, depending on business needs, the Compensation Committee may approve compensatory arrangements that are not deductible under Section 162(m). In 2014, compensation of the named executive officers was deductible under Section 162(m) except for portions of compensation in excess of $1 million received by a named executive officer due to the taxable, imputed value of parking, spousal travel for a business event, and employer-provided life insurance.

Separation Agreement for Mr. Clendening

In December 2014, the company and Mr. Clendening entered into a “Separation Agreement, General Release and Waiver of Claims,” described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables, which provides for payments to Mr. Clendening under certain conditions as outlined in the agreement.

COMPENSATION DECISIONS MADE FOR 2015

2015 Annual Cash Incentives

In the first quarter of 2015, the Compensation Committee considered performance criteria for 2015 annual cash incentive awards under the Corporate Executive Bonus Plan. The Compensation Committee selected overall corporate performance as measured by EPS and established a threshold for payment at 50% of target EPS.

2015 Long-Term Incentives

In the first quarter of 2015, the Compensation Committee approved long-term equity awards of 50% stock options and 50% PBRSUs under the 2013 Stock Incentive Plan to align the long-term incentives of the executives with the long-term interests of the stockholders.

The stock options were approved to be granted on March 2, 2015 with 25% vesting annually over four years. The Compensation Committee granted stock options to executive officers on a single annual grant date in 2015.

For the PBRSUs, the Compensation Committee decided to transition from one-year performance periods to three-year performance periods and from pro-rata vesting over four years to cliff-vesting at the end of three years. The 2015 PBRSUs will be transitional awards with one-sixth vesting based on a one-year performance period from January 1, 2015 to December 31, 2015; one-sixth vesting based on a two-year performance period from January 1, 2015 to

December 31, 2016; and two-thirds vesting based on a three-year performance period from January 1, 2015 to December 31, 2017. The main features of the 2015 PBRSUs are summarized below.

Feature	Comments
Grant Date	• March 2, 2015

Vesting Schedule

•  16.7% vesting on the first anniversary of the grant date

•  16.7% vesting on the second anniversary of the grant date

•  66.6% vesting on the third anniversary of the grant date

All vesting is subject to Compensation Committee certification that the performance goal for that period has been met

Performance Periods

•  16.7% based on performance from January 1, 2015 to December 31, 2015

•  16.7% based on performance from January 1, 2015 to December 31, 2016

•  66.6% based on performance from January 1, 2015 to December 31, 2017

Dividend Equivalent Payments

•  Dividend equivalent payments equal to the dividends paid on a share of company stock will accumulate and be paid in cash when, and if, the underlying units vest

•  If the performance goals for the units are not met, the dividend equivalent payments are forfeited

Payment

•  The number of shares of company stock payable upon vesting will vary based upon performance

•  200% of the target award is the maximum number of shares of company stock payable for each unit that vests

Performance Criteria	• ROCE • COE

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and the proxy statement on Schedule 14A.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Roger O. Walther, Chairman

Nancy H. Bechtle

Frank C. Herringer

Paula A. Sneed

Robert N. Wilson

EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for the named executive officers: Walter W. Bettinger II, President and Chief Executive Officer, Joseph R. Martinetto, Chief Financial Officer, and the next three most highly compensated executive officers as of December 31, 2014. It also contains information for John S. Clendening, who served in his position as Executive Vice President – Investor Services until November 2014.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compen- sation[4] ($)	All Other Compen- sation[5] ($)	Total ($)

Walter W. Bettinger II President and Chief Executive Officer	2014 2013 2012	1,000,000 1,000,000 983,333	— — —	3,250,000 5,044,527 2,600,000	3,250,000 3,250,000 3,900,000	4,224,000 3,363,750 2,691,875	117,179 68,211 57,224	11,841,179 12,726,488 10,232,432

Joseph R. Martinetto Chief Financial Officer	2014 2013 2012	575,000 575,000 522,917	— — 3,976	750,000 1,244,116 560,000	750,000 870,000 840,000	1,133,440 902,606 572,594	36,302 25,665 18,862	3,244,742 3,617,387 2,518,349

Bernard J. Clark Executive Vice President – Advisor Services	2014	500,000	—	625,000	625,000	844,800	27,426	2,622,226

James D. McCool Executive Vice President – Client Solutions	2014 2013 2012	550,000 550,000 545,833	— — —	750,000 1,164,116 600,000	750,000 750,000 900,000	1,084,160 863,362 697,302	37,010 25,586 24,555	3,171,170 3,353,064 2,767,690

Charles R. Schwab[6] Chairman	2014 2013 2012	500,000 500,000 500,000	— — —	1,500,000 2,328,240 1,200,000	1,500,000 1,500,000 1,800,000	1,408,000 1,121,250 912,500	61,301 38,542 25,072	4,969,301 5,488,032 4,437,572

John S. Clendening[7] Former Executive Vice President – Investor Services	2014 2013 2012	525,000 520,833 495,833	— — —	750,000 1,164,116 560,000	750,000 750,000 840,000	887,040 700,781 542,937	34,529 23,832 18,467	2,946,569 3,159,562 2,457,237

(1)	The amounts paid in this column represent bonuses paid outside of the Corporate Executive Bonus Plan, a non-equity incentive plan, for officers who received an increase to their bonus target after the beginning of the performance period.

(2)	The amounts shown in this column represent the aggregate grant date fair value of PBRSUs and RSUs and do not reflect the amounts ultimately realized by the named executive officer. The values shown are as of the grant date determined in accordance with Statement of Financial Accounting Standards Board ASC Topic 718, which is the date on which all of the significant terms, including any performance criteria, were established. The values represent the aggregate compensation cost expected at the grant date to be recognized over the service period and are not adjusted for the effect of any estimated forfeitures. The maximum value of the 2014 PBRSU grants on the grant date, assuming the performance conditions are met at 200% of the target award, would be: $6,500,000 for Mr. Bettinger; $1,500,000 for Mr. Martinetto, Mr. McCool, and Mr. Clendening; $1,250,000 for Mr. Clark; and $3,000,000 for Mr. Schwab. The maximum value of the 2013 PBRSU grants on the grant date, assuming the performance conditions are met at 200% of the target award, would be: $9,083,217 for Mr. Bettinger; $2,096,144 for Mr. Martinetto, Mr. Clendening, and Mr. McCool; and $4,192,271 for Mr. Schwab.

PBRSUs awarded in 2014, 2013 and 2012 only vest upon satisfaction of the performance conditions of those awards. For the 2014 and 2012 PBRSUs, the date the Compensation Committee granted the units and the date all significant terms of the award were finalized were the same. For the 2013 PBRSU grants, the Compensation Committee granted the units on January 30, 2013 and finalized performance criteria for the first tranche on March 1, 2013 and for the second, third and fourth tranches on December 10, 2013. The accounting grant dates for the 2013 PBRSUs are therefore March 1, 2013 for the first tranche and December 10, 2013 for the remaining tranches. The values reflected in the table for the grants are the number of units granted multiplied by the average of the high and low market price of the company’s common stock on the accounting grant date.

For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “– Note 19. Employee Incentive, Retirement, and Deferred Compensation Plans” from the company’s Form 10-K for the period ended December 31, 2014.

(3)	The amounts shown in this column represent the aggregate grant date fair value of the stock option awards and not the amount ultimately realized by the named executive officer. For further discussion of the company’s accounting for its equity compensation plans, including key assumptions, see “Part II – Item 8 – Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note 2. Summary of Significant Accounting Policies,” and “ – Note 19. Employee Incentive, Retirement, and Deferred Compensation Plans” from the company’s Form 10-K for the period ended December 31, 2014.

(4)	The amounts shown in this column include amounts earned under the Corporate Executive Bonus Plan.

(5)	The amounts shown in this column for 2014 include the following:

Named Executive Officer	Employer Matching Contributions[a] ($)	Dividend Equivalents[b] ($)

Walter W. Bettinger II	13,250	101,745

Joseph R. Martinetto	13,250	21,797

Bernard J. Clark	13,250	13,084

James D. McCool	13,250	22,559

Charles R. Schwab	13,250	46,959

John S. Clendening	13,250	20,133

(a)	The amounts in this column are employer match payments under the company’s defined contribution plan, the SchwabPlan Retirement Savings and Investment Plan, which is a 401(k) plan available to all eligible employees.

(b)	The amounts in this column are dividend equivalent payments on vested PBRSUs and unvested RSUs. These amounts are not included in the fair market value of the stock on the grant date shown in the Grants of Plan-Based Awards Table.

(6)	Mr. Schwab has had an employment contract with the company since 1987. His employment contract is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

(7)	Mr. Clendening entered into a separation agreement with the company in December 2014. The separation agreement is described in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

2014 Grants of Plan-Based Awards Table

Name	Grant Date	Date of Action if Not Grant Date[1]	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[2]			Estimated Future Payouts Under Equity Incentive Plan Awards[3]			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)[5]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Walter W. Bettinger II	1/30/2014 3/3/2014 3/3/2014 8/1/2014 11/3/2014	— 1/30/2014 1/30/2014 1/30/2014 1/30/2014	1,875,000 — — — —	3,750,000 — — — —	7,500,000 — — — —	— — — — —	— 125,169 — — —	— 250,338 — — —	— — — — —	— — 154,321 146,002 135,080	— — 25.86 27.45 28.44	— 3,250,000 1,083,333 1,083,333 1,083,333
Joseph R. Martinetto	1/30/2014 3/3/2014 3/3/2014 8/1/2014 11/3/2014	— 1/30/2014 1/30/2014 1/30/2014 1/30/2014	503,125 — — — —	1,006,250 — — — —	2,012,500 — — — —	— — — — —	— 28,886 — — —	— 57,772 — — —	— — — — —	— — 35,613 33,693 31,173	— — 25.86 27.45 28.44	— 750,000 250,000 250,000 250,000
Bernard J. Clark	1/30/2014 3/3/2014 3/3/2014 8/1/2014 11/3/2014	— 1/30/2014 1/30/2014 1/30/2014 1/30/2014	375,000 — — — —	750,000 — — — —	1,500,000 — — — —	— — — — —	— 24,071 — — —	— 48,142 — — —	— — — — —	— — 29,678 28,078 25,977	— — 25.86 27.45 28.44	— 625,000 208,333 208,333 208,333
James D. McCool	1/30/2014 3/3/2014 3/3/2014 8/1/2014 11/3/2014	— 1/30/2014 1/30/2014 1/30/2014 1/30/2014	481,250 — — — —	962,500 — — — —	1,925,000 — — — —	— — — — —	— 28,886 — — —	— 57,772 — — —	— — — — —	— — 35,613 33,693 31,173	— — 25.86 27.45 28.44	— 750,000 250,000 250,000 250,000
Charles R. Schwab	1/30/2014 3/3/2014 3/3/2014 8/1/2014 11/3/2014	— 1/30/2014 1/30/2014 1/30/2014 1/30/2014	625,000 — — — —	1,250,000 — — — —	2,500,000 — — — —	— — — — —	— 57,771 — — —	— 115,542 — — —	— — — — —	— — 71,226 67,386 62,345	— — 25.86 27.45 28.44	— 1,500,000 500,000 500,000 500,000
John S. Clendening	1/30/2014 3/3/2014 3/3/2014 8/1/2014 11/3/2014	— 1/30/2014 1/30/2014 1/30/2014 1/30/2014	393,750 — — — —	787,500 — — — —	1,575,000 — — — —	— — — — —	— 28,886 — — —	— 57,772 — — —	— — — — —	— — 35,613 33,693 31,173	— — 25.86 27.45 28.44	— 750,000 250,000 250,000 250,000

(1)	This column shows the date that the Compensation Committee or the independent directors took action with respect to the award if that date is different than the grant date. If the grant date is not the meeting date, it is a fixed, future date specified at the time of the grant.

(2)	These columns show, for the January 30, 2014 grant date for each named executive officer, the range of possible payouts for annual cash incentive awards granted in 2014 under the Corporate Executive Bonus Plan. The actual annual cash incentive awards paid for 2014 performance under this plan are shown in the “non-equity incentive plan compensation” column to the Summary Compensation Table. The “threshold” column shows the bonus payment for achieving 50% of the target EPS goal; achieving less than 50% of the target EPS goal would result in no bonus payment.

(3)	These PBRSU awards were granted under the 2013 Stock Incentive Plan and vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a target performance goal based on ROCE divided by COE for the one-year performance period preceding the vesting date is met. Shares are forfeited if the performance target is not met or will be paid in a range from 100% to 200% of the target award when performance equals or exceeds target.

(4)	The stock option awards approved on January 30, 2014 with grant dates of March 3, 2014, August 1, 2014 and November 3, 2014 were granted under the 2013 Stock Incentive Plan. All of the option awards vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date and expire on the tenth anniversary of the grant date.

(5)	For option awards, the grant date fair value was determined by multiplying the number of shares granted by the fair value of the option as determined by a binomial option pricing model. The fair values of the options determined by the binomial pricing model on March 3, 2014, August 1, 2014 and November 3, 2014 were $7.02, $7.42 and $8.02, respectively. For PBRSU awards, the grant date fair value was determined by multiplying the number of units granted by the average of the high and low market price of the company’s common stock on the grant date of March 3, 2014, which was $25.96.

NARRATIVE TO SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

Defined Benefits and Deferred Compensation

The company does not offer defined benefit and actuarial pension plans, special retirement plans or other nonqualified excess plans for executives. The company does not offer above-market or preferential earnings under nonqualified deferred compensation plans or defined contribution plans.

All Other Compensation

Dividend equivalent payments on vested PBRSUs and on unvested RSU awards are included in the “all other compensation” section of the Summary Compensation Table because these dividend equivalent payments are not included in the fair value of the stock on the grant date as shown in the Grants of Plan-Based Awards Table.

Employment Agreement for Mr. Schwab

The company and Mr. Schwab entered into an amended employment agreement, effective March 31, 2003. Stockholders approved the amended employment agreement. The amended agreement has an initial term of five years, and provides that as of each March 31, the term of the employment agreement is automatically extended by an additional year, under the same terms and conditions, unless beforehand either party provides notice to the other of an intention not to extend it. To address potential penalty taxes on deferred compensation pursuant to Section 409A of the Internal Revenue Code and associated regulations, the Board of Directors and Mr. Schwab agreed to amendments to his employment agreement in 2008 to specify the timing of payments, establish definitions of triggering events that are consistent with the Internal Revenue Service’s guidance under Section 409A, and delay certain payments until six months after Mr. Schwab terminates employment, as required by Section 409A for certain employees. The amendments do not impact the amount of the payments.

The amended employment agreement provides for an annual base salary of $900,000, subject to annual review by the board, and provides that Mr. Schwab will be entitled to participate in all compensation and fringe benefit programs made available to other executive officers, including stock-based incentive plans. Mr. Schwab’s bonus is determined under the Corporate Executive Bonus Plan, as described in the Compensation Discussion and Analysis.

The employment agreement also provides that certain compensation and benefits will be paid or provided to Mr. Schwab (or his immediate family or estate) if his employment is terminated involuntarily, except for cause. “Cause” is defined as the commission of a felony, or willful and gross negligence, or misconduct that results in material harm to the company. “Involuntary termination” includes a material change in Mr. Schwab’s capacities or duties at the company.

If an involuntary termination is not due to death, disability or cause:

•

Mr. Schwab will be entitled to receive for a period of 36 months all compensation to which he would have been entitled had he not been terminated, including his then current base salary and participation in all bonus, incentive and other compensation and benefit plans for which he was or would have been eligible (but excluding additional grants under stock incentive plans), and

•	all his outstanding, unvested shares and options under stock incentive plans will vest fully on the termination date.

If an involuntary termination is due to disability, Mr. Schwab will be entitled to receive:

•	his base salary and benefits, less any payments under the long-term disability plan, for a period of 36 months from the termination date, and

•	a prorated portion of any bonus or incentive payments for the year in which the disability occurs.

If an involuntary termination is due to death, a lump sum payment will be made to Mr. Schwab’s estate equal to five times his then base salary.

If Mr. Schwab voluntarily resigns his employment within 24 months of a change in control of the company, he will be entitled to receive his base salary up to the date of resignation, plus a prorated portion of any bonus or incentive payments payable for the year in which the resignation occurs. In addition, Mr. Schwab has the right (but not the obligation) to enter into a consulting arrangement with the company if he voluntarily resigns his employment upon 6 months’ written notice to the company, or within 24 months of a change in control of the company if he voluntarily resigns or his employment is involuntarily terminated. Under that arrangement, Mr. Schwab would provide certain consulting services to the company for a period of five years for an annual payment equal to $1 million or 75% of his then base salary, whichever is less.

For estimated termination and change in control payments and benefits to Mr. Schwab, please refer to the Termination and Change in Control Benefits Table.

The employment agreement prohibits Mr. Schwab from becoming associated with any business competing with the company during the term of the agreement and for a period of five years following a voluntary resignation of employment. (However, that restriction does not apply if Mr. Schwab resigns his employment within 24 months of a change in control of the company.)

License Agreement for Mr. Schwab

The company and Charles Schwab & Co., Inc. also are parties to an assignment and license agreement with Mr. Schwab that was approved in July 1987 by the company’s non-employee directors. Under the agreement, Mr. Schwab has assigned to the company all service mark, trademark, and trade name rights to Mr. Schwab’s name (and variations on the name) and likeness. However, Mr. Schwab has the perpetual, exclusive, irrevocable right to use his name and likeness for any activity other than the financial services business, so long as Mr. Schwab’s use of his name does not cause confusion about whether the company is involved with goods or services actually created, endorsed, marketed or sold by Mr. Schwab or by third parties unrelated to the company. The assignment and license agreement defines the “financial services business” as the business in which Charles Schwab & Co., Inc. is currently engaged and any additional and related business in which that firm or the company is permitted to engage under rules and regulations of applicable regulatory agencies.

Beginning immediately after any termination of his employment, Mr. Schwab will be entitled to use his likeness in the financial services business for some purposes (specifically, the sale, distribution, broadcast and promotion of books, videotapes, lectures, radio and television programs, and also any financial planning services that do not directly compete with any business in which the company or its subsidiaries are then engaged or plan to enter within three months). Beginning two years after any termination of his employment, Mr. Schwab may use his likeness for all other purposes, including in the financial services business, as long as that use does not cause confusion as described above.

No cash consideration is to be paid to Mr. Schwab for the name assignment while he is employed by the company or, after his employment terminates, while he is receiving compensation under an employment agreement with the company. Beginning when all such compensation ceases, and continuing for a period of 15 years, Mr. Schwab or his estate will receive three-tenths of one percent (0.3%) of the aggregate net revenues of the company (on a consolidated basis) and those of its unconsolidated assignees and licensees that use the name or likeness. These payments may not, however, exceed $2 million per year, adjusted up or down to reflect changes from the cost of living prevailing in the San Francisco Bay Area in May 1987, and they will terminate if the company and its subsidiaries cease using Mr. Schwab’s name and likeness. For estimated payments to Mr. Schwab under his license agreement, please refer to the Termination and Change in Control Benefits Table below.

The license agreement permits the company to continue using Mr. Schwab’s name and likeness even after he is no longer affiliated with the company and, under most circumstances, limits Mr. Schwab’s separate use of his name and likeness in the financial services business. However, the company’s ability to assign the license agreement, or to permit others to use Mr. Schwab’s name and likeness, is limited during Mr. Schwab’s lifetime. Thus, without Mr. Schwab’s consent, the company may not transfer the license, or any of the company’s rights under the license, to a third party, including by means of mergers or reorganizations in which the stockholders who held shares prior to the transaction do not retain the ability to elect the majority of the board immediately following such transaction (among other circumstances).

Separation Agreement for Mr. Clendening

The company and Mr. Clendening entered into a Separation Agreement, General Release and Waiver of Claims effective December 10, 2014. The separation agreement provided continued employment until the earlier of March 31, 2015 or until Mr. Clendening accepts a position as an employee or acts as an independent contractor, consultant, sole proprietor, director, officer or partner of another company. During the employment period, Mr. Clendening was eligible to receive his base salary at his current rate (an aggregate value of $153,125, subject to required withholding, as of March 31, 2015), bonus eligibility for 2014, and employee benefits. The separation agreement also provided for lump-sum cash payments equal to $5,167,000, subject to required withholding, to be paid in two equal installments on March 15, 2015 and December 31, 2015, provided that he does not commence employment with or act in any capacity for a competitor business (defined to include specific companies, other regulated financial institutions and any business that is determined in the company’s discretion to be competitive with the business of the company or its subsidiaries or affiliates) on or before December 31, 2015. Mr. Clendening is also eligible for outplacement services as provided by the company’s outplacement program.

The separation agreement also includes: a standard release of all claims in favor of the company and all of its affiliates, subsidiaries, divisions, parent corporations, stockholders, officers, directors, partners, servants, agents, employees, representatives, attorneys, employee welfare and retirement plans and the respective plan administrators and fiduciaries, past, present, and future; a non-disparagement agreement; and confirmation of Mr. Clendening’s obligations under his existing confidentiality, non-solicitation and intellectual property ownership agreement.

2014 Termination and Change in Control Benefits Table

Name	Event[1]	Salary and Bonus		Early Vesting of Stock Options[2]		Early or Continued Vesting of Restricted Stock Units[2]		Vesting of Cash LTIP Awards[2]		Other		Total

Walter W. Bettinger II	Termination under Severance Plan	1,182,053	[3]	11,592,886	[4]	8,972,559	[4]	—		19,394	[5]	21,766,892
	Change in control	—		17,343,013	[6]	12,373,372	[6]	4,000,000	[7]	—		33,716,385
	Death or disability	—		17,343,013	[6]	12,373,372	[6]	3,420,000	[8]	—		33,136,385

Joseph R. Martinetto	Termination under Severance Plan	666,405	[3]	2,215,251	[4]	1,199,841	[4]	—		19,216	[5]	4,100,713
	Change in control	—		4,087,487	[6]	2,895,915	[6]	1,437,500	[7]	—		8,420,902
	Death or disability	—		4,087,487	[6]	2,895,915	[6]	1,229,063	[8]	—		8,212,465

Bernard J. Clark	Termination under Severance Plan	573,709	[3]	2,624,530	[11]	2,129,663	[11]	—		18,993	[5]	5,346,895
	Change in control	—		2,624,530	[6]	2,129,663	[6]	1,250,000	[7]	—		6,004,193
	Death or disability	—		2,624,530	[6]	2,129,663	[6]	1,068,750	[8]	—		5,822,943
	Retirement or voluntary resignation	—		2,624,530	[11]	2,129,663	[11]	—		—		4,754,193

James D. McCool	Termination under Severance Plan	650,122	[3]	3,945,929	[11]	2,836,381	[11]	—		19,663	[5]	7,452,095
	Change in control	—		3,945,929	[6]	2,836,381	[6]	1,375,000	[7]	—		8,157,310
	Death or disability	—		3,945,929	[6]	2,836,381	[6]	1,175,625	[8]	—		7,957,935
	Retirement or voluntary resignation	—		3,945,929	[11]	2,836,381	[11]	—		—		6,782,310

Charles R. Schwab	Termination without cause	5,724,000	[9]	8,004,504	[10]	5,710,831	[11]	—		65,251,430	[12]	84,690,765
	Change in control	—		8,004,504	[6]	5,710,831	[6]	2,000,000	[7]	—		15,715,335
	Death	2,500,000	[13]	8,004,504	[6]	5,710,831	[6]	1,710,000	[8]	64,391,400	[14]	82,316,735
	Disability	1,500,000	[15]	8,004,504	[6]	5,710,831	[6]	1,710,000	[8]	64,391,400	[14]	81,316,735
	Resignation following a change in control	1,875,000	[16]	8,004,504	[6]	5,710,831	[6]	2,000,000	[7]	64,391,400	[14]	81,981,735
	Retirement or voluntary resignation	1,875,000	[16]	8,004,504	[11]	5,710,831	[11]	—		64,391,400	[14]	79,981,735

(1)	This table shows the amount of benefits due to termination or change in control to be paid to the named executive officers pursuant to existing agreements (assuming the event triggering the termination or change in control took place as of December 31, 2014).

The benefits payable to Mr. Schwab are based on the terms of his employment, license, and equity incentive award agreements. The events triggering payments are described more fully in the description of his employment and license agreements contained in the Narrative to Summary Compensation and Grants of Plan-Based Awards Tables.

Except for Mr. Schwab, all other named executive officers are eligible for benefits in the event of job elimination under the Charles Schwab Severance Pay Plan (Severance Plan), and these benefits are included in amounts shown for “termination under severance plan.”

Stock option and RSU agreements may contain provisions for accelerated vesting due to a change in control, death or disability, or retirement, and these accelerated amounts are included in amounts shown for “change in control,” “death or disability,” and “retirement or voluntary resignation.” As of December 31, 2014, Mr. Clark, Mr. McCool and Mr. Schwab met the eligibility criteria for retirement under existing equity award agreements.

PBRSU award agreements may contain provisions for continued vesting following either termination under the Severance Plan or retirement, subject to achievement of performance goals established at the time such awards were granted. The value of awards subject to these continued vesting and performance achievement provisions is included in amounts shown for “termination under severance plan” and “retirement or voluntary resignation” as applicable.

Cash LTIP award agreements may contain provisions for accelerated vesting due to a change in control and provisions for continued pro rata vesting due to death or disability, subject to the achievement of performance goals established at the time such awards were granted. The value of awards subject to these provisions is included in the amounts shown for “change in control,” and “death or disability.”

(2)	For stock options, the amounts are based on the spread between the exercise price and the closing price of a share of company common stock on December 31, 2014 ($30.19), multiplied by the number of shares subject to accelerated vesting. For RSUs, the amounts are based on the closing price of a share of company common stock on December 31, 2014 ($30.19), multiplied by the number of shares subject to accelerated vesting. For PBRSUs, the amounts are based on $30.19 multiplied by the target number of shares that would vest, to the extent not already forfeited, under accelerated vesting provisions (in the case of death, disability or change in control), or the number of shares that will continue to vest, to the extent not already forfeited, under continued vesting provisions (in the case of retirement or severance under the Severance Plan) subject to achievement of performance goals established at the time such awards were granted. For Cash LTIP awards, the amounts shown for accelerated vesting on change in control are the target value of the awards, and the amounts shown for continued vesting on death or disability are prorated amounts of the target awards, assuming the death or disability took place on December 31, 2014.

(3)	Includes base salary payable under the Severance Plan for the severance period and a 60-day notice period. Under the terms of the Severance Plan, an executive officer is eligible to receive a lump-sum severance benefit equal to base salary (at the December 31, 2014 rate) for a specified period (a minimum of 7 months and a maximum of 12 months) based upon years of service. In addition, the Severance Plan provides for base salary during the 60-day notice period. To receive the lump-sum severance benefit, an employee must execute a severance agreement that provides the company and its affiliates with a general release and waiver of claims.

(4)	Under the Severance Plan, amounts result from vesting of outstanding long-term awards that would have vested during the 60-day notice period, accelerated vesting of outstanding stock options and RSU awards upon termination, and continued vesting of PBRSU awards that may vest during the severance period after termination.

(5)	Under the Severance Plan, amounts represent a lump-sum payment to cover part of the cost of COBRA premiums based on group health plan COBRA rates for the severance period.

(6)	Under equity award agreements, these awards fully vest in the event of a change in control of the company, death or disability.

(7)	Under the Cash LTIP award agreements, these awards fully vest and are paid at the target level of performance in the event of a change in control.

(8)

Under the Cash LTIP award agreements, a prorated portion of these awards vests based on the number of days served during the performance period in the event of death or disability. Award payouts remain subject to achievement of performance goals. The amounts shown are based on accounting estimates regarding achievement of the performance goals and are prorated as of December 31, 2014.

(9)	Under Mr. Schwab’s employment agreement, includes 36 months of salary (at December 31, 2014 rate of $500,000) and bonus (at 2014 cash incentive of $1,408,000), to be paid in 36 monthly installments.

(10)	Under Mr. Schwab’s employment agreement, unvested stock options fully vest upon an involuntary separation from service other than for cause.

(11)	Under equity award agreements, if the employee meets the eligibility criteria for retirement at the time of termination, stock options vest and PBRSUs continue to vest based on the achievement of the related performance goals.

(12)	Under Mr. Schwab’s employment and license agreements, includes: annual installments of $4,292,760 (which represents $2 million adjusted to the consumer price index from 1987 as specified in his license agreement) for 15 years, and estimated cost of office space and secretarial support for 36 months of $860,030.

(13)	Under Mr. Schwab’s employment agreement, represents a lump-sum death benefit payable to Mr. Schwab’s estate in an amount equal to five times annual salary (at December 31, 2014 rate of $500,000).

(14)	Under Mr. Schwab’s license agreement, represents annual installments of $4,292,760 for 15 years payable to Mr. Schwab or his estate.

(15)	Under Mr. Schwab’s employment agreement, represents 36 months of annual salary (at December 31, 2014 rate of $500,000), to be paid in monthly installments. A prorated bonus is not included, as it is already included in the 2014 Summary Compensation Table and is not an additional expense to the company.

(16)	Under Mr. Schwab’s employment agreement, represents $1,875,000 payable in 60 monthly installments of $31,250 in the event that Mr. Schwab elects to provide consulting services following a voluntary resignation, or resignation or termination after a change in control. A prorated bonus is not included, as it is already included in the 2014 Summary Compensation Table and is not an additional expense to the company.

Charles Schwab Severance Pay Plan

Employees other than Mr. Schwab are eligible for benefits under the Severance Plan in the event of job elimination, as defined in the plan.

Under the Severance Plan, an executive officer is eligible to receive a lump-sum severance pay benefit of base salary equal to 15 business days multiplied by his or her full years of service, with a minimum of seven months and maximum of 12 months of the base salary that would have been payable to the executive officer. Prorated benefits will be provided for partial years of service. The lump-sum amount is in addition to base salary for the 60-day notice period.

An executive officer who becomes entitled to severance benefits under the plan is also eligible to receive a lump-sum payment to cover a portion of the cost of group health plan coverage. The amount of the payment is based upon the period of time for which he or she is eligible to receive severance pay and current COBRA rates for group health plan coverage. In addition, the portion of the executive officer’s long-term awards, except PBRSUs or similar performance-based awards, which would have vested had the officer remained employed during the severance period will vest following his or her termination date. Executive officers are treated as employees during their severance period for purposes of determining their vesting in PBRSUs to the extent performance goals are met or exceeded for the period.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2014

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Walter W. Bettinger II	685,241 243,446 281,909 287,248 206,069 240,486 269,550 134,298 169,713 162,500 65,577 42,055 39,025	68,690 80,163 89,850 134,298 169,713 162,500 196,732 126,165 117,075 154,321 146,002 135,080	[2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12] [13]	17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64 16.40 22.67 23.12 25.86 27.45 28.44	11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022 3/1/2023 8/1/2023 11/1/2023 3/3/2024 8/1/2024 11/3/2024	—	—	409,850[15,16,17,18]	12,373,372

Joseph R. Martinetto	122,920 126,507 44,944 52,045 53,031 41,214 48,097 53,910 28,926 36,554 35,000 7,042 15,133 9,705 9,006	13,738 16,033 17,970 28,926 36,554 35,000 21,128 45,400 29,115 27,018 35,613 33,693 31,173	[2] [3] [4] [5] [6] [7] [14] [8] [9] [10] [11] [12] [13]	19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64 15.08 16.40 22.67 23.12 25.86 27.45 28.44	11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022 1/2/2023 3/1/2023 8/1/2023 11/1/2023 3/3/2024 8/1/2024 11/3/2024	4,041[19]	121,998	91,882[15,16,17,18]	2,895,915

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Bernard J. Clark	28,810 25,987 28,090 65,056 33,144 26,947 31,448 11,750 17,562 11,097 21,250 12,611 8,087 7,505	8,983 10,483 11,750 17,562 22,194 21,250 37,833 24,263 22,515 29,678 28,078 25,977	[2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12] [13]	19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64 16.40 22.67 23.12 25.86 27.45 28.44	11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022 3/1/2023 8/1/2023 11/1/2023 3/3/2024 8/1/2024 11/3/2024	—	—	70,542[15,16,17,18]	2,129,663

James D. McCool	128,041 23,981 147,591 52,435 60,719 46,402 44,384 34,531 38,705 15,496 19,582 37,500 15,133 9,705 9,006	14,795 17,266 19,353 30,992 39,165 37,500 45,400 29,115 27,018 35,613 33,693 31,173	[2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12] [13]	19.36 18.49 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64 16.40 22.67 23.12 25.86 27.45 28.44	11/3/2018 12/10/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022 3/1/2023 8/1/2023 11/1/2023 3/3/2024 8/1/2024 11/3/2024	—	—	93,951[15,16,17,18]	2,836,381

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[1] ($)
Charles R. Schwab	316,266 112,360 130,112 132,576 95,109 110,994 124,407 61,983 78,329 75,000 30,266 19,410 18,011	31,703 36,998 41,470 61,984 78,329 75,000 90,800 58,230 54,036 71,226 67,386 62,345	[2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12] [13]	17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64 16.40 22.67 23.12 25.86 27.45 28.44	11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022 3/1/2023 8/1/2023 11/1/2023 3/3/2024 8/1/2024 11/3/2024	—	—	189,163[15,16,17,18]	5,710,831

John S. Clendening	38,667 115,964 41,199 47,708 48,612 39,629 46,248 17,279 28,926 36,554 35,000 15,133 9,705 9,006	13,210 15,416 17,279 28,926 36,554 35,000 45,400 29,115 27,018 35,613 33,693 31,173	[2] [3] [4] [5] [6] [7] [8] [9] [10] [11] [12] [13]	19.36 17.38 18.25 15.00 15.43 18.66 15.05 11.75 13.91 12.45 13.64 16.40 22.67 23.12 25.86 27.45 28.44	11/3/2018 11/2/2019 3/1/2020 8/2/2020 11/1/2020 3/1/2021 8/1/2021 11/1/2021 3/1/2022 8/1/2022 11/1/2022 3/1/2023 8/1/2023 11/1/2023 3/3/2024 8/1/2024 11/3/2024	—	—	91,567[15,16,17,18]	2,764,408

(1)	Represents the market value of unvested RSUs or PBRSUs held as of December 31, 2014 based on the closing price of a share of common stock of $30.19 on December 31, 2014.

(2)	These nonqualified stock options were granted on March 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(3)	These nonqualified stock options were granted on August 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(4)	These nonqualified stock options were granted on November 1, 2011 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(5)	These nonqualified stock options were granted on March 1, 2012 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(6)	These nonqualified stock options were granted on August 1, 2012 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(7)	These nonqualified stock options were granted on November 1, 2012 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(8)	These nonqualified stock options were approved on January 24, 2013 under the 2004 Stock Incentive Plan with a grant date of March 1, 2013 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(9)	These nonqualified stock options were approved on January 24, 2013 under the 2004 Stock Incentive Plan with a grant date of August 1, 2013 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(10)	These nonqualified stock options were approved on January 24, 2013 under the 2004 Stock Incentive Plan with a grant date of November 1, 2013 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(11)	These nonqualified stock options were approved on January 30, 2014 under the 2013 Stock Incentive Plan with a grant date of March 3, 2014 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(12)	These nonqualified stock options were approved on January 30, 2014 under the 2013 Stock Incentive Plan with a grant date of August 1, 2014 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(13)	These nonqualified stock options were approved on January 30, 2014 under the 2013 Stock Incentive Plan with a grant date of November 3, 2014 and vest in four equal annual installments beginning on the first anniversary of the grant date.

(14)	These nonqualified stock options were granted on January 2, 2013 under the 2004 Stock Incentive Plan and vest in four equal annual installments beginning on the first anniversary of the grant date.

(15)	Includes PBRSU awards that were granted on November 1, 2011 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a performance goal of cumulative ROCE exceeding the cumulative COE for the one-year performance period preceding the vesting date is met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	11/1/2015	41,070

Joseph R. Martinetto	11/1/2015	8,214

Bernard J. Clark	11/1/2015	5,371

James D. McCool	11/1/2015	8,846

Charles R. Schwab	11/1/2015	18,956

John S. Clendening	11/1/2015	7,899

(16)	Includes PBRSU awards that were granted on March 1, 2012 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a performance goal of cumulative ROCE exceeding the cumulative COE for the one-year performance period preceding the vesting date is met. Any units that do not vest at the conclusion of the corresponding one-year performance period may vest at the conclusion of the fourth one-year period if the performance goal of cumulative ROCE exceeds cumulative COE for the four-year period has been met. Any units that do not vest at the end of the fourth one-year period will be forfeited. Future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	3/1/2015 3/1/2016	46,712 46,713

Joseph R. Martinetto	3/1/2015 3/1/2016	10,061 10,062

Bernard J. Clark	3/1/2015 3/1/2016	6,109 6,109

James D. McCool	3/1/2015 3/1/2016	10,780 10,780

Charles R. Schwab	3/1/2015 3/1/2016	21,559 21,560

John S. Clendening	3/1/2015 3/1/2016	10,061 10,062

(17)	Includes PBRSU awards that were granted on March 1, 2013 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a target performance goal based on ROCE divided by COE for the one-year performance period preceding the vesting date is met. Shares are forfeited if the performance target is not met or paid in a range from 100% to 200% of the target award when performance equals or exceeds target. Based on a target of 100%, future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	3/1/2015 3/1/2016 3/1/2017	50,062 50,062 50,062

Joseph R. Martinetto	3/1/2015 3/1/2016 3/1/2017	11,553 11,553 11,553

Bernard J. Clark	3/1/2015 3/1/2016 3/1/2017	9,627 9,627 9,628

James D. McCool	3/1/2015 3/1/2016 3/1/2017	11,553 11,553 11,553

Charles R. Schwab	3/1/2015 3/1/2016 3/1/2017	23,106 23,105 23,106

John S. Clendening	3/1/2015 3/1/2016 3/1/2017	11,553 11,553 11,553

(18)	Includes PBRSU awards that were granted on March 3, 2014 and vest in increments of 25% on the first, second, third and fourth anniversary of the grant date, provided that a target performance goal based on ROCE divided by COE for the one-year performance period preceding the vesting date is met. Shares are forfeited if the performance target is not met or paid in a range from 100% to 200% of the target award when performance equals or exceeds target. Based on a target of 100%, future vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Walter W. Bettinger II	3/3/2015 3/3/2016 3/3/2017 3/3/2018	31,292 31,292 31,292 31,293

Joseph R. Martinetto	3/3/2015 3/3/2016 3/3/2017 3/3/2018	7,221 7,222 7,221 7,222

Bernard J. Clark	3/3/2015 3/3/2016 3/3/2017 3/3/2018	6,017 6,018 6,018 6,018

James D. McCool	3/3/2015 3/3/2016 3/3/2017 3/3/2018	7,221 7,222 7,221 7,222

Charles R. Schwab	3/3/2015 3/3/2016 3/3/2017 3/3/2018	14,442 14,443 14,443 14,443

John S. Clendening	3/3/2015 3/3/2016 3/3/2017 3/3/2018	7,221 7,222 7,221 7,222

(19)	Time-based vesting for these RSUs is as follows:

Name	Vesting Date	Number of Units

Joseph R. Martinetto	1/2/2015 1/2/2016 1/2/2017	1,347 1,347 1,347

2014 Option Exercises and Stock Vested Table

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]

Walter W. Bettinger II	759,220	4,284,127	200,394	5,393,531

Joseph R. Martinetto	—	—	44,152	1,183,075

Bernard J. Clark	26,115	147,435	31,783	847,651

James D. McCool	104,457	437,205	45,127	1,212,712

Charles R. Schwab	487,466	2,010,341	92,489	2,489,307

John S. Clendening	14,000	117,849	42,003	1,125,297

(1)	The value realized on exercise of stock options as shown in this chart was calculated by subtracting the option exercise price from the market price to obtain the value realized per share, and multiplying the value realized per share by the number of shares acquired upon exercise. The market price for each transaction was determined as follows: If upon exercising, the named executive officer sold the shares acquired, the market price was determined to be the sale price. If upon exercising, the named executive officer kept the shares acquired, then the market price was determined to be the average of the high and low market price of the company’s common stock on the date of the exercise.

(2)	Amounts in this column were calculated by multiplying the number of shares acquired on vesting by the average of the high and low market price of the company’s common stock on the vesting date. If the vesting date was a weekend or holiday, the next business day was used to value the shares.

2014 Nonqualified Deferred Compensation Table

Name[1]	Plan	Executive Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

Walter W. Bettinger II	DCP2	3,027,375	255	—	3,027,630

Bernard J. Clark	DCP2		92,273	—	1,840,505

James D. McCool	DCP2		166,683	—	1,982,377

Charles R. Schwab	DCP1		842,592	—	19,081,339	[4]

(1)	Mr. Bettinger, Mr. Clark and Mr. McCool participate in The Charles Schwab Corporation Deferred Compensation Plan II (DCP2) only, and Mr. Schwab participates in The Charles Schwab Corporation Deferred Compensation Plan I (DCP1) only. The other named executive officers do not participate in either of the company’s deferred compensation plans.

(2)	Mr. Clark, Mr. McCool and Mr. Schwab made no contributions to the deferred compensation plans in 2014. Mr. Bettinger made contributions to the DCP2 in the amount of $3,027,375 in 2014. The company does not make contributions to the deferred compensation plans.

(3)	The earnings reported in this column are not above-market or preferential and therefore are not reported in the Summary Compensation Table.

(4)	For Mr. Schwab, includes executive contributions of $6,513,138 of annual cash incentives that were previously reported as compensation to Mr. Schwab in the Summary Compensation Tables for prior years (1994 – 1997), and aggregate plan earnings of $12,568,201. Mr. Schwab does not currently defer compensation.

The Charles Schwab Corporation Deferred Compensation Plans

In December 2004, the Compensation Committee adopted the DCP2. Deferrals for income earned prior to January 1, 2005 were made under the DCP1, and all deferrals for income earned after January 1, 2005 were made pursuant to the DCP2. Subject to the terms and conditions set forth in the plans, each eligible participant may elect to defer a portion of amounts earned under the company’s non-equity incentive plans (and in some cases, participants can elect to defer a portion of their base salary). All of a participant’s compensation deferrals are credited to a deferral account maintained for each participant. Amounts credited to deferral accounts are adjusted periodically to reflect earnings and losses (calculated based on the market return of investment options selected by participants that the company makes available under the plans). Investment options available under the plans are listed mutual funds, a short duration bond strategy invested in two listed mutual funds, and the Schwab Managed Retirement Trust Funds. Participants may make investment changes at any time. With certain exceptions, deferral accounts are paid or commence payment upon a fixed payment date, as elected by the participant, or upon the participant’s retirement. Participants generally may elect that payments be made in a single lump sum or in annual installments over a period of four, five, ten or fifteen years. However, payment will be made in a lump sum after a change in control of the company or upon a termination of a participant’s employment for any reason other than retirement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2014 with respect to equity compensation plans approved and not approved by stockholders (shares in millions):

Securities Authorized for Issuance as of December 31, 2014

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
Equity compensation plans approved by stockholders	50.7	[1]	$17.75	[2]	101.7	[3]

Equity compensation plans not approved by stockholders	.2	[4]	$16.58		0

Total	50.9		$17.74		101.7

(1)	Consists of 41,026,015 stock options and 9,625,479 RSUs outstanding under the company’s 2004 and 2013 Stock Incentive Plans.

(2)	The weighted-average exercise price does not take into account awards that have no exercise price such as RSUs.

(3)	Consists of 60,699,102 shares (including stock options, stock appreciation rights, restricted stock, RSUs, performance stock and performance units) that may be awarded under the 2013 Stock Incentive Plan and 40,961,037 shares that may be purchased under the Employee Stock Purchase Plan (ESPP). An offering period under the ESPP had begun but was not completed as of December 31, 2014 (292,620 shares were subsequently purchased at the end of this offering period).

(4)	Includes grants under the optionsXpress Holdings, Inc. 2008 Equity Incentive Plan and 2005 Equity Incentive Plan (the “optionsXpress Plans”) which were assumed by the company in connection with its acquisition of optionsXpress Holdings, Inc. in 2011. There were 166,165 stock options and 47,653 RSUs outstanding under the optionsXpress Plans as of December 31, 2014.

PROPOSAL FOUR:

APPROVAL OF CORPORATE EXECUTIVE BONUS PLAN

In January 2015, the Compensation Committee approved amendments to the Corporate Executive Bonus Plan, subject to stockholder approval. The plan provides for the payment of bonuses to officers at the level of Executive Vice President or above, based on attainment of pre-established objective goals based on certain performance criteria. Currently, nineteen officers are eligible to participate in the plan. The Compensation Committee is able to select from among various performance criteria as set forth in the plan. The maximum amount that may be paid under the plan is $15 million to the Chief Executive Officer and $8 million to any other executive officer.

Section 162(m) of the Internal Revenue Code authorizes corporate tax deductions for certain executive compensation in excess of $1 million, if such compensation is paid under a performance plan and stockholders have approved the material terms of the performance plan at least once every five years. Stockholders approved the Corporate Executive Bonus Plan in 2010, so approval is required in 2015 to meet the requirements for performance-based compensation under Section 162(m).

The proposed amendments described here are qualified by the complete copy of the plan, which is contained in Exhibit A to this proxy statement and is incorporated by reference. The proposed amendments give the Compensation Committee increased flexibility in the design and administration of bonus awards by (i) allowing awards to be expressed as a dollar amount in addition to a percentage of base salary; (ii) allowing bonuses to be determined based on a formula in addition to a matrix or matrices; (iii) expanding the list of performance criteria and potential adjustments to performance criteria to include those items listed in the 2013 Stock Incentive Plan; (iv) authorizing the Compensation Committee to award full or prorated bonuses upon a change in control; (v) specifying that payments, if any, following the death of an eligible employee will be paid to the named beneficiaries or estate of the former employee; and (vi) noting that the plan will be interpreted and administered to qualify bonuses as performance-based under Section 162(m), except as determined by the Compensation Committee.

The proposed amendments also clarify certain existing provisions by specifying that (i) payments will be made no later than two and one half months after the end of the performance period to qualify for the short-term deferral exemption from Section 409A of the Internal Revenue Code; (ii) an eligible employee (as defined in the plan) may only receive one award for any calendar year; (iii) the Compensation Committee may exercise negative discretion to reduce awards and may reduce awards to zero; and (iv) the Compensation Committee may exercise discretion to award bonuses, including prorated bonuses, in the event of a leave of absence, retirement, death or disability.

The proposed amendments also specify that bonuses are subject to the company’s recoupment policy.

Because the awards under the amended plan are discretionary and the specific performance criteria for awards may vary from year to year, the company is not able to determine in advance any specific amounts payable to plan participants or class of participants.

For a copy of the amended plan, please refer to Exhibit A to this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows common stock that is beneficially owned by the directors, the named executive officers and owners of 5% or more of the outstanding company common stock, as of the close of business on March 16, 2015.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP				PERCENT OF OUTSTANDING SHARES
	SHARES OWNED[1]		STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS[2]	TOTAL BENEFICIAL OWNERSHIP[3]

Charles R. Schwab	163,973,828	[4]	1,415,591	165,389,419	12.6%

Dodge & Cox	93,165,777	[5]	—	93,165,777	7.1%

John K. Adams, Jr.	4,000		—	4,000	*

Nancy H. Bechtle	212,457		68,410	280,867	*

Walter W. Bettinger II	720,551	[6]	3,067,113	3,787,664	*

C. Preston Butcher	1,145,819	[7]	269,065	1,414,884	*

Christopher V. Dodds	469,276		—	469,276	*

Stephen A. Ellis	23,954		15,576	39,530	*

Mark A. Goldfarb	3,667		4,257	7,924	*

William S. Haraf	—		—	—	—

Frank C. Herringer	150,050	[8]	68,410	218,460	*

Stephen T. McLin	141,209	[9]	193,614	334,823	*

Arun Sarin	11,166		35,831	46,997	*

Paula A. Sneed	54,063		68,410	122,473	*

Roger O. Walther	276,510	[10]	68,410	344,920	*

Robert N. Wilson	123,477		74,965	198,442	*

Joseph R. Martinetto	117,738		743,314	861,052	*

Bernard J. Clark	95,253		338,479	433,732	*

John S. Clendening	94,473		175,616	270,089	*

James D. McCool	155,090	[11]	663,538	818,628	*

Directors and Executive Officers as a Group (22 Persons)[12]	167,782,459		7,282,538	175,064,997	13.3%

* Less than 1%

(1)	This column includes shares for which the named person has sole voting and investment power, has shared voting and investment power with his or her spouse, or holds in an account under The Charles Schwab Corporation Dividend Reinvestment Plan, ESPP and/or The SchwabPlan Retirement Savings and Investment Plan.

This column excludes RSUs held by directors under the 2004 Stock Incentive Plan, the 2013 Stock Incentive Plan and the Directors’ Deferred Compensation Plans, which do not have voting rights. Under the Directors’ Deferred Compensation Plans, the RSUs are converted into shares of common stock and paid in a lump sum by the end of February in the year following a director’s termination of board service. As of March 16, 2015, there are no RSUs under the Directors’ Deferred Compensation Plans that are convertible within 60 days. Information on these RSUs is contained in the section under “Director Compensation.”

This column also excludes PBRSUs and RSUs held by executive officers under the 2004 Stock Incentive Plan and the 2013 Stock Incentive Plan, which do not have voting rights.

(2)	Shares that can be acquired through stock option exercises within 60 days of March 16, 2015.

(3)	This column includes the total number of shares beneficially owned, including shares owned and the number of shares underlying stock options exercisable within 60 days of March 16, 2015.

(4)	Includes 46,276 shares held by Mr. Schwab’s spouse, 34,637,941 shares held by family limited partnerships, 44,025 shares held by 188 Corp, and the following shares for which Mr. Schwab disclaims beneficial ownership: 9,650,901 shares held by a nonprofit public benefit corporation established by Mr. Schwab, and 6,000 shares held in a trust for which Mr. Schwab acts as trustee.

Includes 2,778,633 shares held by investment companies and managed by a wholly-owned subsidiary of the company, over which Mr. Schwab may be deemed to have shared voting and investment power and for which he disclaims beneficial ownership.

Mr. Schwab’s address is c/o The Charles Schwab Corporation, 211 Main Street, San Francisco, CA 94105.

(5)

Includes shares held by Dodge & Cox as reported on its Schedule 13G filed with the Securities and Exchange Commission on February 13, 2015. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.

(6)	Includes 2,254 shares held by Mr. Bettinger’s spouse.

(7)	Includes 270,259 shares held by Mr. Butcher’s spouse.

(8)	Includes 50,625 shares held by Mr. Herringer’s spouse.

(9)	Includes shares held by a nonprofit public benefit corporation established by Mr. McLin, for which he disclaims beneficial ownership.

(10)	Includes 31,772 shares held by Mr. Walther’s spouse.

(11)	Includes shares held by a nonprofit public benefit corporation established by Mr. McCool, for which he disclaims beneficial ownership.

(12)	In addition to the officers and directors named in this table, three other executive officers are members of this group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on its records and other information, the company believes that during 2014 all filings with the SEC by its officers, directors and 10% stockholders timely complied with requirements for reporting ownership and changes in ownership of common stock under Section 16(a) of the Securities Exchange Act of 1934.

TRANSACTIONS WITH RELATED PERSONS

Charles R. Schwab, the company’s Chairman, has a daughter, Carolyn (Carrie) Schwab-Pomerantz, who was employed as President of the Charles Schwab Foundation during 2014 (and presently). Ms. Schwab-Pomerantz earned approximately $534,000 in salary, bonus and benefits during 2014. She also received a grant of 3,149 RSUs and 7,482 stock options. Ms. Schwab-Pomerantz has been employed by the company for 32 years.

Some directors, executive officers and entities with which they are affiliated have credit transactions with the company’s banking and brokerage subsidiaries, such as mortgage loans, revolving lines of credit or other extensions of credit. These transactions with directors, executive officers and their affiliates are made in the ordinary course of business and to the extent permitted by the Sarbanes-Oxley Act of 2002. Such transactions are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.

The company has policies and procedures regarding the review and approval of related-person transactions. Such policies and procedures are in writing and have been approved by the Audit Committee. The transactions covered by the company’s policies and procedures include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the company participates and the amount involved exceeds $120,000, and a director or executive officer of the company has a direct or indirect material interest. The policies and procedures include transactions where the directors’ or executive officers’ children, stepchildren, parents, stepparents, spouse, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law or members of their household (other than a tenant or employee) have a personal interest.

Any director or executive officer proposing a transaction covered by the company’s related-party transaction policies and procedures must notify the company’s compliance department as soon as practicable after becoming aware of the transaction or proposed transaction and must provide a description of all material details and his or her interest in the transaction. The Audit Committee will consider the transaction at its next meeting. The Audit Committee may authorize or ratify the transaction only if the Audit Committee determines that the transaction is fair as to the company as of the time of authorization and in the best interests of the company. The transaction must be approved in good faith by a majority of the disinterested directors on the Audit Committee.

Notice to and approval by the Audit Committee as described above is not required if the transaction involves compensation to an immediate family member of a director or executive officer, and the employment relationship has been approved in good faith by a majority of disinterested members of the Compensation Committee. As in the case of Ms. Schwab-Pomerantz, after initial approval, further approval of the Compensation Committee is not required if the immediate family member is not an executive officer and all compensation and benefits to him or her, including salary increases, bonuses, incentive awards, perquisites, benefits, severance payments, and all other forms of compensation, are made in accordance with the company’s compensation programs, policies and plans.

PROPOSALS FIVE THROUGH NINE:

STOCKHOLDER PROPOSALS

We have been notified that stockholder proponents intend to present proposals for consideration at the annual meeting. The stockholder proposals and supporting statements appear in italics below, and we present the proposals as they were submitted to us. We recommend that you vote against the five stockholder proposals. Our responses are contained immediately after each proposal.

FIRST STOCKHOLDER PROPOSAL

Scott M. Stringer, Comptroller of the City of New York, on behalf of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund and the New York City Teachers’ Retirement System, One Centre Street, New York, New York 10007, which hold, in the aggregate, approximately 1,803,800 shares of company stock, has submitted the following proposal for consideration at the annual meeting:

Resolved, that the shareholders of Charles Schwab Corporation (“Charles Schwab” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

a.	The identity of the recipient as well as the amount paid to each; and

b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting.

Payments used for lobbying are not encompassed by this proposal.

Stockholder Supporting Statement

Long-term shareholders of Charles Schwab support transparency and accountability in corporate political spending. These include any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court’s Citizens United decision recognized the importance of political spending disclosure for shareholders when it said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Charles Schwab contributed at least $406,432 in corporate funds since the 2004 election cycle. (CQ: http://moneyline.cq.com and National Institute on Money in State Politics: http://www.followthemoney.org) But the Company makes no mention of political activities on its website. Indeed, our Company ranked at the bottom of The 2014 CPA-Zicklin Index of Corporate Political Accountability, which benchmarked the top 300 companies in the S&P 500, with a score of zero out of 100.

Relying on publicly available data does not provide a complete picture of the Company’s political spending. For example, the Company’s payments to trade associations and the 501(c)(4) “social welfare” organizations used for political activities are undisclosed and unknown. This proposal asks the Company to disclose all of its political spending, including those through third-party conduits. This would bring our Company in line with a growing number of leading companies, including Morgan Stanley, State Street Corp., and Capital One Financial, that support political disclosure and accountability and present this information on their websites.

The Company’s Board and its shareholders need comprehensive disclosure to be able to fully evaluate the political use of corporate assets. We urge your support for this critical governance reform.

Board of Directors’ Recommendation Against and Statement of Opposition to the First Stockholder Proposal

Oversight of political and lobbying contributions and the company’s policy with respect to them are outlined in the Statement on Public Policy and Political Participation, which is included on our website at www.aboutschwab.com/governance.

As discussed in the Statement, the company may make contributions to local organizations that are organized as political action committees and benefit the communities in which the company does business. Such contributions are overseen by the Office of Legislative and Regulatory Affairs and reviewed by the Audit Committee of the Board of Directors annually. These corporate contributions are subject to public reporting in accordance with applicable law.

In light of the limited, local contributions made by the company, and oversight by management and the Audit Committee, we believe this proposal is not appropriate for the company. We believe that the cost and effort to compile and report this data would outweigh its limited value to our stockholders. Stockholders have defeated this proposal or a similar one in each of the past nine years.

We recommend a vote against the first stockholder proposal.

SECOND STOCKHOLDER PROPOSAL

The AFL-CIO Reserve Fund, 815 Sixteenth Street, N.W., Washington, D.C. 20006, which holds approximately 850 shares of company stock, has submitted the following proposal for consideration at the annual meeting:

Whereas, corporate lobbying exposes The Charles Schwab Corporation (the “Company”) to risks that could adversely affect the Company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our Company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our Company’s lobbying to assess whether our Company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of the Company request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policies and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by the Company used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	The Company’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	A description of the decision making process and oversight by management and the Board for making payments described in sections 2 and 3 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which the Company is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels. Neither “lobbying” nor “grassroots lobbying communications” include efforts to participate or intervene in any political campaign or to influence the general public or any segment thereof with respect to an election or referendum.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company’s website.

Stockholder Supporting Statement

As shareholders, we encourage transparency and accountability in our Company’s use of corporate funds to influence legislation and regulation. We believe such disclosure is in shareholders’ best interests. For example, our Company is a member of the U.S. Chamber of Commerce, which is characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012), having spent more than $1 billion on lobbying since 1998.

Our Company does not disclose its memberships in, or payments to, trade associations, or the portions of such amounts used for lobbying. Transparent reporting would reveal whether Company assets are being used for objectives contrary to our Company’s long-term interests.

The Company spent approximately $3.4 million in 2013 on federal lobbying activities, according to the Center for Responsive Politics. https://www.opensecrets.org/lobby/clientsum.php?id=D000000414&year=2013. These figures do not include lobbying expenditures to influence legislation in states, where disclosure requirements are uneven or absent.

Board of Directors’ Recommendation Against and Statement of Opposition to the Second Stockholder Proposal

This proposal calls for information regarding lobbying payments to be disclosed similarly to the stockholder proposal regarding political contributions, which stockholders defeated in each of the past nine years. As noted in the Board of Directors’ Statement of Opposition to that proposal, the company has a Statement on Public Policy and Political Participation that is disclosed on its website, www.aboutschwab.com/governance. The Statement outlines the company’s oversight with respect to lobbying activities and reporting. As discussed in the Statement, the company believes that it is in the best interests of the company, its employees, clients and stockholders to be engaged in discussions concerning the effectiveness of current and proposed regulations and in other public policy and rulemaking activity that might affect its business.

As discussed in the Statement, the company reports its lobbying activities and expenses and registers employees who engage in lobbying activities in accordance with federal law. Lobbying activities and employees who engage in lobbying activities must be approved and overseen by the Office of Legislative and Regulatory Affairs, and lobbying activities are reviewed by the Audit Committee of the Board of Directors annually. In light of the focus of any lobbying activities on policy and rulemaking that might affect the company’s business and oversight by the Audit Committee, we believe this proposal is not appropriate for the company. We believe that the cost and effort to compile and report this data would outweigh its limited value to our stockholders.

We recommend a vote against the second stockholder proposal.

THIRD STOCKHOLDER PROPOSAL

Scott M. Stringer, Comptroller of the City of New York, on behalf of the New York City Police Pension Fund and the New York City Board of Education Retirement System, One Centre Street, New York, New York 10007, which hold, in the aggregate, approximately 339,100 shares of company stock, and the State Universities Retirement System of Illinois, 1901 Fox Drive, Champaign, Illinois 61820, which holds approximately 211,000 shares of company stock, have submitted the following proposal for consideration at the annual meeting:

RESOLVED:

Shareholders request that the Board of Directors adopt and enforce a policy requiring Charles Schwab Corporation (the “Company”) to disclose annually its EEO-1 data – a comprehensive breakdown of its workforce by race and gender according to 10 employment categories – on its website, beginning in 2015.

Stockholder Supporting Statement

The financial services industry, of which the Company is a part, is characterized by the persistent and pervasive underrepresentation of minorities and women, particularly in senior positions.

Overall, the number of minorities and women holding management-level jobs in the financial sector did not substantially change over the 18 years from 1993 to 2011, according to May 2010 and April 2013 reports by the U.S. Government Accountability Office (GAO). (See http://www.gao.gov/assets/660/653814.pdf; http://www.gao.gov/new.items/d10736t.pdf) In 2011, minority men and women together held only 10% of senior positions at financial firms, with African-Americans holding 2.7%, Hispanics 3.3%, and Asians 4.1%. Additionally, in 2008, the most recent such data provided by the GAO, white men held 64% of senior jobs, more than twice as many as white women, who held only 27%.

Citing data from the 2010 GAO report, SEC Commissioner Luis A. Aguilar observed in a 2011 speech that “the lack of diversity in the securities industry is particularly acute. …Clearly, the industry must do substantially better.”

Commissioner Aguilar’s concerns are borne out by numerous studies suggesting that companies with comprehensive diversity policies and programs, and strong leadership commitment to implementation, enhance their long-term value. These companies reduce potential legal and reputational risks associated with workplace discrimination and build reputations as fair employers. Equally important, the varied perspectives of a diverse workforce can provide a competitive advantage in terms of creativity and innovation, while eliminating the limitations of “groupthink.” Diversity can also spur increased productivity and lift employee morale.

Many financial firms say they are making serious efforts to recruit, retain and promote minorities and women. But without quantitative disclosure, shareholders have no way to evaluate and benchmark the effectiveness of their efforts.

Federal law requires companies with 100 or more employees to annually submit an EEO-1 Report to the Equal Employment Opportunity Commission. The report profiles a company’s workforce by race and gender according to 10 job categories, including senior management.

Disclosure of the Company’s EEO-1 data would allow shareholders to evaluate the effectiveness of its efforts to increase the diversity of its workforce throughout its ranks, and at minimal cost. In addition, we believe full disclosure of the Company’s EEO-1 data would drive management and the Board to pursue continuous improvements in the Company’s diversity programs, fully integrate diversity into its culture and practices, and strengthen its reputation and accountability to shareholders.

Bank of New York Mellon, Citigroup, Goldman Sachs, JPMorgan, Morgan Stanley and US Bancorp are among the financial industry firms that annually disclose workforce profiles based on EEO-1 data, including for senior management.

We urge shareholders to vote FOR the proposal.

Board of Directors’ Recommendation Against and Statement of Opposition to the Third Stockholder Proposal

The company’s commitment to diversity – “Everyone Matters” – is outlined on our website at www.aboutschwab.com/work-at-schwab. We are proud to have been recognized for this commitment, including receiving a 100% rating from the Human Rights Campaign Corporate Equality Index for eleven consecutive years, being named the 2014 Company of the Year for supporting the advancement of women by the Leadership Investment, and being recognized as a “Best for Vets” employer by the Military Times for five consecutive years. The company’s non-discrimination policy, contained in our Code of Business Conduct and Ethics (www.aboutschwab.com/governance), strengthens our commitment to recognize the diversity of our workforce, our clients, and the communities that we serve.

The EEO-1 data that the proponent requests be disclosed publicly is filed in a confidential report to the Equal Employment Opportunity Commission (EEOC) on the agency’s standard form. The EEOC’s instructions to the form direct the company to solicit data from its employees with respect to gender, race and ethnicity. Those instructions also require the company to ask its employees to voluntarily self-identify their race or ethnicity and to state that “the information obtained will be kept confidential and may only be used in accordance with the provisions of applicable laws, executive orders, and regulations, including those that require the information to be summarized and reported to the federal government for civil rights enforcement.” The company provides the required notice to its employees and commits to them to keep their personal EEO-1 information strictly confidential, except as required to be reported to the federal government.

In our view, implementation of this proposal would cause the company to breach the assurances of confidentiality and privacy that it has made to its employees. The EEO-1 data requested by the proposal – “a comprehensive breakdown of its workforce by race and gender according to 10 employment categories” – would reveal the information that employees have confidentially shared with the company about the racial and ethnic groups with which they primarily identify. The company reports this information in 14 race/ethnicity and gender combinations that are further broken down by specifying the employees’ job classifications (with 10 employment categories) and their work locations. We are concerned about the impact on our employees from public disclosure of data that we have asked them to share voluntarily on assurances that it will be maintained in confidence.

We believe that this proposal would undermine the company’s ability to recruit and retain a diverse workforce. The diversity of the company’s workforce includes the recognition of each individual’s unique heritage and self-understanding. According to the U.S. Census, over nine million Americans self-reported multiple races on the 2010 Census, an increase of 32% over the 2000 Census. Other respondents indicated only the racial or ethnic group with which they primarily identified. Presumably, employees’ responses on an EEO-1 form would match their self-identification on a Census form. The company does not require its employees to disclose to the world their racial and ethnic group identifications, and the company believes that it can best recruit and retain a diverse and competitive workforce and promote diversity in the workplace by honoring its commitment to keep this personal information confidential. In addition, this proposal does little to assist investors in evaluating the company’s effectiveness in meeting its commitment to equal opportunity in any meaningful way: EEO-1 data has been rejected by federal courts as “not sufficiently probative” for determining whether employment decisions reflect bias against a particular racial or ethnic group.

Our view of diversity – that everyone matters – recognizes the uniqueness of experience, strength, culture and thought contributed by each employee. This proposal runs contrary to that view, by calling into question the confidentiality of reports made by employees in self-identifying their racial and ethnic heritages, undermining the integrity of the process for gathering diversity data, and failing to recognize and support the breadth of experience and uniqueness that each individual chooses to share with us (or not). Stockholders defeated this proposal last year.

We recommend a vote against the third stockholder proposal.

FOURTH STOCKHOLDER PROPOSAL

The Firefighters’ Pension System of the City of Kansas City, Missouri, Trust, 414 East 12th Street, Kansas City, Missouri 64106, which holds approximately 40,800 shares of company stock, has submitted the following proposal for consideration at the annual meeting:

RESOLVED:

The shareholders ask the board of directors of The Charles Schwab Corporation to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any named executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 annual meeting.

STOCKHOLDER SUPPORTING STATEMENT

The Charles Schwab Corporation (“Company”) allows executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s proxy statement, a change in control as of Dec. 31 2013 could have accelerated the vesting of $69 million worth of long-term equity to the Company’s five senior executives, with CEO Walter W. Bettinger II entitled to $32 million.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

Board of Directors’ Recommendation Against and Statement of Opposition to the Fourth Stockholder Proposal

Equity awards are granted under the company’s 2013 Stock Incentive Plan (the “2013 Plan”), which was approved by over 94% of the company’s stockholders at the 2013 annual meeting. The 2013 Plan does not provide for automatic acceleration of equity awards upon a change in control. It authorizes the Compensation Committee, which is composed entirely of independent directors, to determine the terms of equity awards, including the treatment of the awards upon a change in control.

Given its responsibility for the company’s executive compensation programs, the Compensation Committee should have the discretion provided in the 2013 Plan to establish terms for equity awards that are consistent with the company’s executive compensation program. The executive compensation program is designed to attract, motivate and retain talented, highly capable executive officers and align their incentives with the long-term interests of stockholders. Equity awards are a significant portion of each named executive officer’s total compensation. Denying the Compensation Committee the flexibility to establish key terms of awards interferes with a principal component of the company’s executive compensation program. The Compensation Committee needs the flexibility to respond to changing market conditions and compensation practices at peer companies and the discretion to structure executive compensation in a manner that protects the company’s ability to attract and retain executive talent.

This discretion to accelerate equity awards could be essential to align the incentives of the named executive officers with the long-term interests of stockholders in maximizing stockholder value in connection with a potential change in control transaction. Equity awards that vest upon a change in control give executives the same opportunity as other stockholders to realize the economic benefits of a transaction. Accelerated vesting helps assure that the named executive officers remain with the company to provide strategic leadership and continuity during the execution of the transaction. The Compensation Committee should have the discretion to incent these officers to focus on completing the transaction successfully during a critical period where they might otherwise be distracted by considering other employment opportunities rather than facing continued uncertainty. Removing discretion to accelerate awards also could result in disparate treatment between the named executive officers and other company employees, which could serve to undermine the smooth and successful completion of a transaction.

The Compensation Committee reviews many factors when reviewing executive compensation and exercising its discretion with respect to the terms of equity awards, including the performance of the individual officer, company performance, the economic environment, the company’s ability to attract and motivate executive officers, and the long-term objectives of the company and its stockholders. The Compensation Committee makes determinations annually based on its review, including the amount of long-term equity, the mix of long-term equity (including the proportion of stock options and performance-based restricted stock units), and performance goals with respect to performance-based restricted stock units. Eliminating this discretion with respect to a key term for equity awards is inconsistent with the terms of the 2013 Plan and does not serve the best interests of the company or its stockholders. Stockholders defeated this proposal last year.

We recommend a vote against the fourth stockholder proposal.

FIFTH STOCKHOLDER PROPOSAL

Investor Voice, 10033 12th Avenue NW, Seattle, WA 98177, on behalf of the Seattle Mennonite Church, which owns approximately 100 shares of company stock, and Peter Feichtmeir, who owns approximately 100 shares of company stock, has submitted the following proposal for consideration at the annual meeting:

RESOLVED:

Shareholders of Charles Schwab Corporation (“Schwab” or “Company”) hereby request the Board of Directors to initiate the steps necessary to amend the Company’s governing documents to provide that all matters presented to shareholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

Stockholder Supporting Statement:

This proposal is needed because Schwab counts votes two different ways in its proxy – a practice we feel is internally inconsistent, confusing, does not fully honor voter intent, and harms shareholder best-interest.

Cardinal Health, ConAgra Foods, Plum Creek Timber, and Smucker’s have each adopted or implemented the request of this Proposal.

Vote Calculation Methodologies, a report prepared for CalPERS by GMI Ratings, studied companies in the S&P 500 and Russell 1000 and found that 48% employ the simple majority vote-counting standard requested by this Proposal. See http://www.calpers-governance.org/docs-sof/proxyvoting/calpers-russell-1000-vote-calculation-methodology-final-v2.pdf.

Schwab is regulated by the Securities and Exchange Commission (“SEC”). An SEC Rule dictates a specific vote-counting formula for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula – which for the purpose of this proposal will be called the “Simple Majority Vote” – is the votes cast FOR, divided by two categories of vote, the:

•	FOR, plus

•	AGAINST votes.

Schwab does not uniformly follow the Simple Majority Vote. Its proxy states (for shareholder-sponsored items) that abstentions will have the same effect as a “vote against”.

This means that results are determined by the votes cast FOR a proposal, divided not by two, but three different categories of vote:

•	FOR votes,

•	AGAINST votes, plus

•	ABSTAIN votes.

We note, for Management-sponsored Proposal 1 (in uncontested director elections), that Schwab embraces Simple Majority Vote and excludes abstentions, saying they “will not count”.

However, the Company then applies a more restrictive formula to all shareholder-sponsored items and other management-sponsored ones, using a formula which includes abstentions.

The outcome is that these practices advantage management’s uncontested slate of director nominees (by boosting the appearance of support on management-sponsored Proposal 1), while they depress the calculated level of support for other items – including every shareholder-sponsored proposal – by subjecting them to higher thresholds.

In addition: In regard to shareholder-sponsored items, abstaining voters have not followed the Board’s typical recommendation to vote AGAINST. Despite this, Schwab counts as if every abstaining voter – without exception – has chosen to follow the Board’s AGAINST recommendation.

In our view, Schwab’s use of two different vote-counting formulas is internally inconsistent, confusing, does not fully honor voter intent, and harms shareholder best-interest.

Therefore please vote FOR this widely accepted, common-sense governance Proposal that calls for a Simple Majority Vote across-the-board (while allowing flexibility for different thresholds where required).

Board of Directors’ Recommendation Against and Statement of Opposition to the Fifth Stockholder Proposal

The tabulation methodology put forward by the proponent is inconsistent with voting standards with which the company complies under Delaware law. This proposal effectively lowers the approval threshold for many proposals, which we believe is neither fair to stockholders nor a good governance practice.

Management proposals – including management’s say-on-pay proposal, ratification of independent auditors, and approval of equity plans – are subject to the same vote tabulation standard under the company’s bylaws as stockholder proposals. Except with respect to the election of directors and matters that require, statutorily or otherwise, a different approval threshold, we believe that a proposal should receive more affirmative votes “for” than the sum of “against” and “abstain” votes in order to constitute approval by our stockholders. To propose otherwise suggests that both management and stockholder proposals could pass by something less than the affirmative vote of a majority of all stockholders who cast a vote on the proposal.

Delaware law distinguishes between votes for director elections and “all matters other than the election of directors.” The distinction is not an arbitrary one imposed by the company but is important to ensure continuity on the board (under Delaware law, a director may continue to serve a “holdover” term even if not elected under a majority standard). Through the 2007 annual meeting of stockholders, the company’s directors were elected by a plurality standard in uncontested elections. In response to feedback from stockholders to change the plurality voting standard, the company’s board of directors adopted a majority voting standard in the bylaws in December 2007. Concurrently with the change in the bylaws, the board also adopted in its Corporate Governance Guidelines provisions to evaluate whether the director should or should not continue to serve a holdover term if a director does not receive more “for” than “against” votes. The voting standard adopted by the board of directors for the election of directors was a much tougher standard than the old plurality standard, and carefully balanced the interests of stockholders (in being able to vote “for” or “against” a director) and the interests of not leaving a vacancy on the board.

This proposal is misleading by purporting to advocate a single methodology while making its own attempt to distinguish voting categories by specifically exempting the election of directors, matters in which stockholders have approved higher thresholds, and applicable laws or stock exchange regulations. The proponent’s reference to an SEC rule for resubmission thresholds is likewise misleading. Voting standards at annual meetings are governed by state law. It is neither contrary to voter intent nor inconsistent to tabulate votes consistent with Delaware law, nor does management benefit at the expense of stockholders from following Delaware law provisions. Quite to the contrary: stockholders would not be well-served if the voting threshold were lowered for many of the proposals, as the proponent advocates.

We recommend a vote against the fifth stockholder proposal.

INFORMATION ABOUT VOTING PROCEDURES

How is my vote counted?

You may vote either “for” or “against” or “abstain” from voting on each director nominee, the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the approval of the Corporate Executive Bonus Plan, and on the stockholder proposals. If you abstain from voting on any director nominee, the abstention will not count as a vote cast on the proposal to elect that director. If you abstain from voting on the ratification of the selection of independent auditors, the advisory approval of named executive officer compensation, the approval of the Corporate Executive Bonus Plan, or the stockholder proposals, it will have the same effect as a vote “against” that proposal.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and according to the best judgment of Charles R. Schwab, Walter W. Bettinger II and David R. Garfield if a proposal comes up for a vote at the meeting that is not on the proxy.

If you do not indicate a specific choice on the proxy you submit for one or more proposals, your shares will be voted (with respect to the proposal or proposals on which you do not vote):

•	for the five named nominees for directors,

•	for the ratification of the selection of independent auditors,

•	for the advisory approval of named executive officer compensation,

•	for the approval of the Corporate Executive Bonus Plan,

•	against the stockholder proposal on political contributions,

•	against the stockholder proposal on lobbying payments,

•	against the stockholder proposal on annual disclosure of EEO-1 data,

•	against the stockholder proposal on accelerated vesting upon a change in control,

•	against the stockholder proposal on vote tabulation, and

•	according to the best judgment of Mr. Schwab, Mr. Bettinger and Mr. Garfield if a proposal comes up for a vote at the meeting that is not on the proxy.

How will my shares be voted if other business is presented at the annual meeting?

We know of no business other than the proposals contained in the proxy statement to be considered at the meeting. However, if other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and you have properly submitted your proxy, then Mr. Schwab, Mr. Bettinger and Mr. Garfield will vote your shares on those matters according to their best judgment.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by:

•	signing a proxy card with a later date and returning it before the polls close at the meeting,

•	voting by telephone or on the internet before 12:00 p.m., Central Time, on May 12, 2015, or

•	voting at the meeting.

How many votes must the director nominees receive to be elected as directors?

A director must receive more “for” than “against” votes to be elected as a director. If a director does not receive more “for” than “against” votes, the director may be eligible under Delaware law to continue to serve a “holdover” term until the next annual meeting of stockholders. However, in the event that a director does not receive more “for” than “against” votes, our corporate governance guidelines provide that the Nominating and Corporate Governance Committee shall meet within 90 days after the final certification of the vote and evaluate the director’s continued service for a holdover term. Under the guidelines, the Nominating and Corporate Governance Committee should consider the following:

•	the reasons for the director’s failure to receive an affirmative majority of votes,

•	the director’s qualifications and skills and contributions to the board and board committees,

•	the effect on board composition without the director’s continued service during the holdover term on the board or board committees,

•	whether there are qualified candidates to fill a vacancy if the affected director immediately resigned from the board or board committees, and

•	the guidelines for considering director candidates established by the Nominating and Corporate Governance Committee.

In making its evaluation, the Nominating and Corporate Governance Committee may determine that:

•	the director should continue to serve a holdover term on the board,

•	the director should continue service on the board for a predetermined period (but less than a full holdover term),

•	the director should continue service on the board for a holdover term or predetermined period but resign from one or more board committees, or

•	the director should immediately resign from the board.

If the Nominating and Corporate Governance Committee determines that the affected director should resign from the board or one or more board committees, the director will be expected to submit his or her resignation immediately upon such determination. The Nominating and Corporate Governance Committee’s determination, including the reasons for such determination, will be publicly disclosed on a Form 8-K filed with the Securities and Exchange Commission.

What happens if a director nominee is unable to stand for election?

The board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, Mr. Schwab, Mr. Bettinger and Mr. Garfield can vote your shares for a substitute nominee. They cannot vote for more than five nominees.

How many votes are needed for the ratification of independent auditors, the advisory approval of named executive officer compensation, and the approval of the Corporate Executive Bonus Plan?

The ratification of independent auditors, the advisory approval of named executive officer compensation, and the approval of the Corporate Executive Bonus Plan will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

How many votes are needed for the stockholder proposals?

The stockholder proposals will be approved if a majority of the shares present at the meeting in person or by proxy and entitled to vote on the proposal vote for approval.

What is a “broker non-vote”?

A broker non-vote occurs when a brokerage firm holding shares in street name for a beneficial owner does not vote on a proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power with respect to the proposal.

What is the effect of not providing voting instructions if my shares are held in street name?

Brokerage firms have authority to vote clients’ unvoted shares on some “routine” matters. When a brokerage firm votes its clients’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. A brokerage firm cannot vote clients’ unvoted shares on non-routine matters, which results in a broker non-vote. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.

The company’s proposal to ratify the selection of independent auditors is considered a routine matter, but the election of directors, the advisory approval of named executive officer compensation, the approval of the Corporate Executive Bonus Plan, and the stockholder proposals are not.

As a brokerage firm, Charles Schwab & Co., Inc. may vote its clients’ unvoted shares on routine matters. However, as the company’s subsidiary, when it is voting on company proposals, it can vote unvoted company shares held in brokerage accounts only in the same proportion as all other stockholders vote.

If you have a stockbroker or investment advisor, they may be able to vote your shares depending on the terms of the agreement you have with them.

What is the effect of not submitting my proxy if my shares are held in a retirement plan?

A trustee under a retirement plan may be able to vote a participant’s unvoted shares. For example, if you are a participant in The SchwabPlan Retirement Savings and Investment Plan, the trustee, under certain circumstances, can vote your shares. Specifically, the trustee will vote shares you hold under the Employee Stock Ownership Plan (ESOP) component of The SchwabPlan Retirement Savings and Investment Plan if the trustee does not receive voting instructions from you. The trustee will vote your unvoted shares held under the ESOP component of the overall plan in the same proportion as all other plan participants vote their shares held under the ESOP component of the overall plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and submit all proxies to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential by our transfer agent and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find voting results of the meeting?

We will announce preliminary voting results at the annual meeting. We will announce the final results on a Form 8-K following the annual meeting. You may access a copy electronically on our website at www.aboutschwab.com/investor_relations by clicking on “Financial Reports & SEC Filings” or through the SEC’s electronic data system at www.sec.gov. You also may obtain a copy by contacting our Investor Relations Hotline at (415) 667-1959.

Voting results are tabulated and certified by our transfer agent, Wells Fargo Bank, N.A.

INFORMATION ABOUT THE PROXY STATEMENT AND PROPOSALS

Who pays the cost for proxy solicitation?

The company is paying for distributing and soliciting proxies. As a part of this process, the company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders.

The company has retained D.F. King & Co., Inc. to act as proxy solicitor in conjunction with the annual meeting at an estimated fee of $13,000 plus reasonable out of pocket expenses. Employees of the company or its subsidiaries may solicit proxies through mail, telephone, the internet or other means. Employees do not receive additional compensation for soliciting proxies.

How do I submit a stockholder proposal for next year’s annual meeting?

If you want us to consider including a proposal in our proxy statement next year, you must deliver it to the Corporate Secretary at the company’s principal executive office no later than November 27, 2015. If you want to submit a proposal for action at next year’s annual meeting that is not to be included in our proxy statement, pursuant to our bylaws, you must deliver it to the Corporate Secretary no earlier than February 13, 2016 and no later than March 14, 2016, and such proposal must be, under Delaware General Corporation Law, an appropriate subject for stockholder action.

The company’s bylaws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The bylaws are available on our website at www.aboutschwab.com/governance. In addition, you may obtain a copy of our bylaws by contacting the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

What is “householding”?

“Householding” means that we deliver a single set of proxy materials to households with multiple stockholders, provided such stockholders give their affirmative or implied consent and certain other conditions are met.

Some households with multiple stockholders already may have provided the company with their affirmative consent or given a general consent to householding. We will provide only one set of proxy materials to each such household, unless we receive contrary instructions.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of the company’s proxy materials. You may call the Assistant Corporate Secretary at (415) 667-9979 or send your request to the Assistant Corporate Secretary at the address in the “Corporate Governance Information” section of this proxy statement.

If you currently receive multiple copies of the company’s proxy materials and would like to participate in householding, please contact the Assistant Corporate Secretary.

Exhibit A

Corporate Executive Bonus Plan

The Charles Schwab Corporation

Corporate Executive Bonus Plan

(As Amended and Restated as of February 23, 2005)

(Approved by Stockholders on May 19, 2005)

(Amended and Restated December 12, 2007)

(Amended and Restated October 23, 2008)

(Amended and Restated December 9, 2009)

(Approved by Stockholders on May 13, 2010)

(Amended and Restated January 29, 2015 Subject to Approval by Stockholders)

[(Approved by Stockholders on May 13, 2015)]

SECTION 1.    PURPOSE OF THE PLAN

The Charles Schwab Corporation Corporate Executive Bonus Plan (the “Plan”) is established to promote the interests of The Charles Schwab Corporation (the “Corporation”) and its Subsidiaries (as defined in Section 3.(b) below and, collectively with the Corporation, the “Company”), by creating an incentive program to (a) attract and retain employees with outstanding competencies who will strive for excellence; (b) motivate those individuals to exert their best efforts on behalf of the Company by providing them with compensation in addition to their base salaries; and (c) further link the interests of such employees with those of the Corporation’s stockholders through a strong performance-based reward system.

SECTION 2.    ADMINISTRATION OF THE PLAN

The Compensation Committee of the Board of Directors of the Corporation (the “Committee”) shall administer the Plan. The Committee shall be composed solely of two or more “outside directors” within the meaning of Treasury Regulations Section 1.162-27 (or any successor regulation) and shall be appointed pursuant to the Bylaws of the Corporation. The members of the Committee shall be ineligible for awards under this Plan for services performed while serving on the Committee. The Committee shall have discretionary authority to interpret the Plan, establish rules and regulations to implement the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan, in its sole discretion. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

SECTION 3.    ELIGIBILITY FOR AWARDS

(a) Eligibility Requirements. Awards under the Plan may be granted by the Committee to those Employees holding Executive Vice President or comparable or higher executive-level positions with the Company (each an “eligible Employee”).

(b) Definition of Employee. For purposes of the Plan, an individual shall be considered an “Employee” if he or she is employed by the Corporation or other business entity in which the Corporation shall directly or indirectly own, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock or other ownership interest (each a “Subsidiary”). No award may be granted to a member of the Corporation’s Board of Directors except for services performed as an employee of the Company.

SECTION 4.    BONUS AWARDS

(a) Form of Awards. Bonus awards under this Plan shall be paid, less applicable withholdings and deductions, in (i) cash and/or (ii) stock and/or stock-based awards granted under The Charles Schwab Corporation 2013 Stock Incentive Plan.

(b) Target Award Amounts. Target award amounts shall be based on a percentage of each eligible Employee’s annual base salary or expressed as a dollar amount for each performance period as determined by the Committee in its sole discretion at the time specified in Section 4.(c)(1) below.

(c) Bonus Formula and Award Amounts.

(1) The bonus awards for each eligible Employee shall be determined according to a formula and/or a matrix or matrices that shall be adopted by the Committee not later than 90 days after the commencement of the performance period, i.e., the period of service to which the performance goal relates, and at a time when the outcome of the performance goal is substantially uncertain. Notwithstanding the 90-day deadline specified in the prior sentence, in the event that a performance period is less than 12 months, the Committee shall establish the performance formula and/or performance matrix or matrices on or before the date when 25 percent of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed.

(2) The formula or matrix or matrices may be different for each eligible Employee and shall be based on one or more objective performance criteria to be selected by the Committee from among the following performance criteria measured on a pre- tax, post-tax, operating, reported, consolidated, Generally Accepted Accounting Principles (“GAAP”), adjusted GAAP, and/or non-GAAP basis: income; profit; profit margin; revenue; revenue growth; cash flow; stockholder return; net income; client net new assets; levels of client assets or sales (of products, offers or services); earnings per share; return on stockholders’ equity; return on stockholders’ common equity; return on investment; earnings; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings; net earnings; operating cash flow; free cash flow; free cash flow per share; cash flow return; economic value added; market value added; total stockholder return; stockholder value; debt/capital ratio; return on total capital; market share of assets; return on assets; return on net assets; return on capital employed; cost control; Corporation common stock price; capital expenditures; price/earnings growth ratio; sales; sales volume; book value per share; cost of capital; cost of equity; and changes between years or periods that are determined with respect to any of the above-listed performance criteria. Performance criteria may be measured solely on a corporate, subsidiary, enterprise or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.

(3) In determining whether any performance goals have been satisfied, the Committee may exclude any or all extraordinary items (as determined under GAAP, unless otherwise specified by the Committee), and any other unusual or non-recurring items, including but not limited to, (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlement amounts or judgments), or currency/commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance goal for a year as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax law or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance goal is based on the Corporation’s common stock, then in the event of any stock dividend, stock split, spin-off, split-off, spin-out, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, reorganization, combination of shares, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in performance goals as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of eligible Employees. The Committee shall also adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are needed to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The Committee shall only make exclusions and adjustments described in this paragraph when (i) the Committee specifies in writing (not later than the time the performance goals are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance goal has been satisfied, as well as an objective manner for applying them, and (ii) the Committee determines that such exclusions and adjustments may apply without causing the award to fail to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”).

(4) Awards shall be determined by applying the bonus formula to the target award amount of each eligible Employee. Except in the case of the Chief Executive Officer, payouts described in this subsection shall be calculated and paid on the basis of a quarterly or annual performance period, or a combination thereof, as determined by the Committee in its sole discretion. In the case of the Chief Executive Officer, payouts described in this subsection shall be made on an annual basis, based on the Company’s results for the full year. Unless otherwise provided by the Committee, awards that become payable shall be paid not later than 2 1/2 months after the end of the applicable performance period.

(d) Maximum Award Amounts. The maximum award that may be paid to any eligible Employee (other than the Chief Executive Officer) under this Plan for any calendar year shall not exceed $8 million as calculated by the Committee at the end of the performance period. The maximum award that may be paid to the Chief Executive Officer under this Plan for any calendar year shall not exceed $15 million as calculated by the Committee at the end of the performance period. An eligible Employee may only receive one award under this Plan for any calendar year.

(e) Power to Reduce Bonus Amounts. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce, but not increase, the amount payable to any eligible Employee including the Chief Executive Officer (or to determine that no amount shall be payable to such eligible Employee) with respect to any award prior to the time the amount otherwise would have become payable hereunder. It is expressly permissible to reduce the amount otherwise payable to zero. Such reductions may be based upon the recommendations of the Chief Executive Officer. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other eligible Employees under the Plan.

(f) Entitlement to Bonus. No eligible Employee shall earn any portion of a bonus award under the Plan until the last day of the relevant performance period and only if the Committee has approved the bonus award and, to the extent required by section 162(m) of the Code, has certified that the applicable performance criteria have been satisfied.

(g) Termination of Employment and Leaves of Absence. Except in the event of retirement, death, or disability, if an Employee ceases to be employed by the Company for any reason on or before the date when a bonus is earned, then he or she shall not earn or receive payment of such bonus under the Plan. If an eligible Employee is on an unpaid leave of absence for a portion of the relevant performance period, the Committee may award a bonus at the end of the performance period based on the achievement of the performance criteria, and such bonus shall be prorated to reflect only the time when he or she was actively employed and not any period when he or she was on leave, except to the extent the Committee determines in its sole discretion that it will not prorate such bonus. In the event of retirement, death, or disability before the last day of the relevant performance period, the Committee shall have the sole discretion to waive the requirement of being employed on the last day of the relevant performance period and award a bonus at the end of the performance period based on the achievement of the performance criteria. For all purposes of the Plan, “retirement” will mean any termination of employment with the Company for any reason other than death at any time after the Employee has attained age 55, but only if, at the time of termination, the Employee has been credited with at least ten (10) Years of Service under the Schwab Plan Retirement Savings and Investment Plan.

(h) Change in Control. The Committee may, in its sole discretion, provide that an eligible Employee shall be eligible for a full or prorated award in the event of a change in control of the Corporation. In the Committee’s sole discretion, any such full or prorated award may be paid under the provisions of this Section 4.(h) prior to when the applicable performance target is certified (or without regard to whether it is certified).

SECTION 5.    PAYMENT OF BONUS AWARDS

Bonus awards that are earned and payable shall be paid to each eligible Employee on or after January 1st and on or before March 15th of the calendar year immediately following the end of the Corporation’s fiscal year on which the award is based, regardless of whether the individual has remained in Employee status through the date of payment.

SECTION 6.    GENERAL PROVISIONS

(a) Plan Amendments. The Board of Directors of the Corporation or the Committee may at any time amend, suspend or terminate the Plan, provided that it must do so in a written resolution and such action shall not adversely affect rights and interests of eligible Employees to individual bonus awards granted to such amendment, suspension or termination. Stockholder approval shall be obtained for any amendment to the extent necessary and desirable to qualify the awards hereunder as performance-based compensation under section 162(m) of the Code and to comply with applicable laws, regulations or rules.

(b) Benefits Unfunded. No amounts awarded or accrued under this Plan shall be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall at all times be an unfunded and unsecured obligation of the Company. Eligible Employees shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

(c) Benefits Nontransferable. No eligible Employee shall have the right to alienate, pledge or encumber his or her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the Employee’s creditors or to attachment, execution or other process of law. In the event of the death of an eligible Employee, the payment, if any, shall be made to the persons identified in the applicable beneficiary designation form. In the event there is no applicable beneficiary designation form, the payment, if any, shall be made to the executor or administrator of the estate of the deceased eligible Employee.

(d) No Employment Rights. No action of the Company in establishing the Plan, no action taken under the Plan by the Committee and no provision of the Plan itself shall be construed to grant any person the right to remain in the employ of the Company for any period of specific duration. Rather, each Employee will be employed “at will,” which means that either such Employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause or notice. Only the Chief Executive Officer has the authority to enter into an agreement on any other terms, and he or she can only do so in a writing signed by him or her. No Employee shall have the right to any future award under the Plan.

(e) Exclusive Agreement. This Plan document is the full and complete agreement between the eligible Employees and the Company on the terms described herein.

(f) Governing Law. The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).

(g) Section 162(m) of the Code. The Plan will be interpreted and administered in a manner that will qualify bonus awards as performance-based compensation under section 162(m) of the Code, except when the Committee determines such compliance is not necessary or desirable. In the event that changes are made to section 162(m) of the Code that permit greater flexibility with respect to bonus awards made under the Plan, the Committee may make related adjustments that it deems appropriate.

(h) Section 409A of the Code. Payments under the Plan are intended to qualify as short-term deferrals exempt from the requirements of section 409A of the Code. To the extent that any payment under this Plan does not qualify for exemption from section 409A of the Code, the Company intends for such payment to comply with the requirements of section 409A and the Department of Treasury rulings and regulations thereunder (collectively, “Section 409A”). Accordingly, to the extent applicable, this Plan shall at all times be interpreted and operated in accordance with the requirements of Section 409A. The Company shall take action, or refrain from taking any action, with respect to the payments and benefits under this Plan that is reasonably necessary to comply with Section 409A. In the event that any payment under the Plan shall be deemed not to comply with Section 409A, then neither the Company, the Board of Directors of the Corporation, the Committee nor their designees, agents, affiliates, assigns or successors (each a “protected party”) shall be liable to any eligible Employee or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

(i) Recoupment Policy. Notwithstanding other provisions of the Plan, awards under the Plan are subject to the Corporation’s recoupment policy as in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the eligible Employee.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐	TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Proposals 1(a) through 1(e), 2, 3 and 4,

and “AGAINST” Proposals 5 through 9.

Election of directors:	FOR	AGAINST	ABSTAIN				FOR	AGAINST		ABSTAIN

1(a)	Nancy H. Bechtle ☐	☐	☐	1(d)	Christopher V. Dodds		☐	☐		☐

1(b)	Walter W. Bettinger II ☐	☐	☐	1(e)	Mark A. Goldfarb		☐	☐		☐

1(c)	C. Preston Butcher ☐	☐	☐

Please fold here – Do not separate
2.	Ratification of independent auditors				☐	For	☐	Against	☐	Abstain

3.	Advisory approval of named executive officer compensation				☐	For	☐	Against	☐	Abstain

4.	Approval of Corporate Executive Bonus Plan				☐	For	☐	Against	☐	Abstain

5.	Stockholder proposal on political contributions				☐	For	☐	Against	☐	Abstain

6.	Stockholder proposal on lobbying payments				☐	For	☐	Against	☐	Abstain

7.	Stockholder proposal on annual disclosure of EEO-1 Data				☐	For	☐	Against	☐	Abstain

8.	Stockholder proposal on accelerated vesting upon change in control				☐	For	☐	Against	☐	Abstain

9.	Stockholder proposal on vote tabulation				☐	For	☐	Against	☐	Abstain

WHEN THIS PROXY IS PROPERLY EXECUTED YOUR SHARES WILL BE VOTED: (1) AS DIRECTED; (2) IF NO DIRECTION IS GIVEN: FOR PROPOSALS 1(a) THROUGH 1(e), 2, 3 AND 4, AND AGAINST PROPOSALS 5 THROUGH 9; AND (3) ACCORDING TO THE BEST JUDGMENT OF CHARLES R. SCHWAB, WALTER W. BETTINGER II AND/OR DAVID R. GARFIELD IF ANY OTHER MATTER COMES BEFORE THE ANNUAL MEETING FOR A VOTE.

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 13, 2015

2:00 p.m. (Pacific Time)

211 Main Street

San Francisco, CA 94105

The Annual Meeting of Stockholders also will be hosted as a virtual event via the internet.

To attend the meeting via the internet, visit www.schwabevents.com/corporation.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 13, 2015:

The proxy statement and annual report to security holders are available in the “Investor Relations” section of our web site at www.aboutschwab.com.

211 Main Street San Francisco, CA 94105	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 13, 2015.

The shares of stock you hold in your account, as well as any shares you hold under The Charles Schwab Corporation Dividend Reinvestment Plan and/or The SchwabPlan Retirement Savings and Investment Plan will be voted as you specify on the reverse side.

If you sign and return your proxy card and no choice is specified, your shares will be voted “FOR” Proposals 1(a) through 1(e), 2, 3 and 4, and “AGAINST” Proposals 5 through 9.

By signing the proxy, you revoke all prior proxies and appoint Charles R. Schwab, Walter W. Bettinger II and/or David R. Garfield with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.proxypush.com/schw	1-866-883-3382

Use the Internet to vote your proxy

until 11:59 p.m. (CT) on

May 12, 2015.

Please have your proxy card and

the last four digits of your Social Security

Number or Tax Identification Number available.

Follow the simple instructions to obtain your

records and create an electronic ballot.

Use a touch-tone telephone to

vote your proxy until 11:59 p.m. (CT)

on May 12, 2015.

Please have your proxy card and

the last four digits of your Social Security

Number or Tax Identification Number

available. Follow the simple instructions

the voice provides you.

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.